                                                 ONTARIO CORPORATION NUMBER
                                                            481860

                           ARTICLES OF INCORPORATION

                                                                    EXHIBIT 3.3

               1. THE NAME OF THE CORPORATION IS

                  G E D D E S  R E S O U R C E S  L I M I T E D


              2. THE ADDRESS OF THE HEAD OFFICE IS

                 7 King Street East, Suite 1604
                 --------------------------------------------------
                 (Street & Number or R.R. Number & if Multi-Office Building give Room No.)

                 Toronto, Ontario M 5 C 1 A 2
                 --------------------------------------------------
                 (Name of Municipality or Post Office)(Postal Code)


                 ______________________ in the ______________________
                 (Name of Municipality         (County, District,
                 Geographical Township)        Regional Municipality)


              3. THE NUMBER OF DIRECTORS IS         ONE

              4. THE FIRST DIRECTOR(S) IS/ARE

                 NAME IN FULL, INCLUDING         RESIDENCE ADDRESS, GIVING
                 ALL GIVEN NAMES                 STREET & NO. OR R.R. NO. &
                                                 MUNICIPALITY OR POST OFFICE
                                                 AND POSTAL CODE


                  Warren Stephen                15 Clarendon Avenue
                    Richard Seyffert            Toronto, Ontario  M4V 1H8

5.  THE OBJECTS FOR WHICH THE CORPORATION IS INCORPORATED ARE

(a) To acquire, own, lease, prospect for, open, drill, explore, develop, work, improve, maintain and manage mines and resource lands and mineral deposits, including oil and gas lands, pipelines and deposits, and to dig for, raise, crush, wash, smelt, assay, analyze, reduce, amalgamate, refine, pipe, convey and otherwise treat, handle and market ores, metals, minerals and commodities, including oil and gas, ocean deposits, forests, surface rights, land development and improvements whether belonging to the Corporation or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein;

(b) To take, acquire and hold as consideration for ores, metals, minerals or commodities, including oil and gas, sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar, in whole or in part, to those of the Corporation hereby incorporated and to sell and otherwise dispose of the same;

(c) To trade in, invest in, prospect, examine, explore, survey and develop the resources of any territories, estates or properties and with a view thereto to finance, organize, employ, equip and dispatch expeditions, commissions,

                                                                             2a

engineering, mining, geological and other experts and agents, and to collect, process, prepare or cause to be prepared or assist in or subscribe towards the preparation of any plans, examinations, data, surveys, reports and specifications of any kind and nature;

(d) To negotiate or enter into any agreements or arrangements with any person, form or corporation or with any government, authority or power for any purpose, and in particular for the grant or transfer to the Corporation or to any company promoted, formed or registered by the Corporation or in which the Corporation may be interested or to any person, firm, or corporation of any leases, concessions, concessions, options, rights, licences, permits or other authorization for or relating to the exploration, development, acquisition or working of any lands;

(e) To search for, acquire, work and dispose of and deal in any mines, metals, minerals, oil and gas, salts, chemicals, clay and other like substances as well as renewable resources such as forest products;

(f) To search for, obtain, produce, work, exploit, develop, purchase, store, manufacture, treat, render suitable for market or trade, smelt, calcine, refine, handle, carry away, sell, dispose of and deal in or otherwise turn to account petroleum and other minerals, oils, natural gas, asphalt and hydrocarbons of all kinds and their products or substances of every description;

                                                                             2b

(g) To bore, drill, open, explore, develop, work, improve, maintain, manage and operate mines, mills, smelters, refineries, fabricators, oil wells, quarries and mineral lands and deposits of all classes and descriptions, whether belonging to the Corporation or not; and

(h) To evaluate, test, estimate, consult, manage, advise, share, design, install, operate, finance in any related processing plants, operations, development of sea, air or land resources.

6. THE AUTHORIZED CAPITAL IS divided into 10,000,000 Class A Preferred Shares with a par value of $10 each and 10,000,000 Common Shares without par value.

7. THE DESIGNATIONS, PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES, IF ANY, ARE


1. The special shares with a par value of ten dollars ($10) each shall be designated as non-cumulative redeemable non-voting Class A preference shares with a par value of $10 each (hereinafter called "Class A Preference Shares").

2. The holders of the Class A Preference Shares, in priority, to the common shares without par value (hereinafter called the "Common Shares") and any other shares ranking junior to the Class A Preference Shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends determined solely by the board of directors. If the board of directors in its discretion shall not declare a dividend on the Class A Preference Shares for a fiscal year, then the rights of the holders of the Class A Preference Shares to such dividend for such fiscal year shall be forever extinguished. The holders of the Class A Preference Shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative cash dividends hereinbefore provided for.

3. Except with the approval of the holders of all the Class A Preference Shares outstanding given by at least two-thirds (2/3) of the votes cast at a meeting of the

                                                                            4a

holders of the Class A Preference Shares at a meeting duly called for that purpose as described in paragraph 9 hereof, no dividend shall at any time be declared and paid on or set apart for payment on the Common Shares or any other shares of the Corporation ranking junior to the Class A Preference Shares in any fiscal year unless and until the preferential non-cumulative cash dividend on all the Class A Preference Shares outstanding in respect of such fiscal year has been declared and paid or set apart for payment.

4. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class A Preference Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate par value of the Class A Preference Shares held by them respectively together with all declared and unpaid preferential non-cumulative cash dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Common Shares or shares of any other class ranking junior to the Class A Preference Shares. After payment to the holders of the Class A Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

                                                                         4b

5. The Corporation may at any time or from time to time purchase for cancellation all or part of the outstanding Class A Preference Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding an amount equal to the aggregate par value thereof. Except where the purchase for cancellation is made on the open market or all the holders of the Class A Preference Shares consent to the purchase, the Corporation may purchase such shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the holders of the Class A Preference Shares and the Corporation shall accept only the lowest tenders. Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Class A Preference Shares offered, the Corporation shall accept part of the Class A Preference Shares offered in each tender in proportion as nearly as may be to the total number of Class A Preference Shares offered in each tender (disregarding fractions).

6. The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Shares on payment for each share to be redeemed of the par value thereof together with all declared and unpaid preferential non-cumulative cash dividends thereon.

                                                                              4c

7. In the case of redemption of Class A Preference Shares under the provisions of clause 6 hereof, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Class A Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class A Preference Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Preference Shares to be redeemed the redemption price thereof on presentation and surrender, at the head office of the transfer agent of the Corporation located in the City of Toronto, Ontario or any other place designated in such notice, of the certificates representing the Class A Preference Shares called for redemption. If a part only of the

                                                                             4d

shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the Class A Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special trust account with the transfer agent, to be paid without interest to or to the order of the respective holders of such Class A Preference Shares called for redemption upon presentation and surrender to the transfer agent of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever the later, the Class A Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such

                                                                           4e

redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

8. The holders of the Class A Preference Shares shall not be entitled as such (except as hereinafter specifically provided) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Class A Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

9. The confirmation required by subsection 4 of section 189 of The Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any reference herein shall be read as referring to the amended, re-enacted or replaced provisions), of a resolution authorizing an amendment to the articles deleting or varying a preference, right, condition, restriction, limitation or prohibition attaching to the Class A Preference Shares or creating special shares ranking in any respect in

                                                                             4f

priority to or on a parity with the Class A Preference Shares may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of at least ten per cent (10%) of the then outstanding Class A Preference Shares are present or represented by proxy. If at any such meeting the holders of ten per cent (10%) of the outstanding Class A Preference Shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date not being less than fourteen (14) days later and to such time and place as may be appointed by the chairman and at least ten
(10) days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class A Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and the confirmation of the holders of Class A Preference Shares referred to above may be given by at least two-thirds (2/3) of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such

                                                                             4g

meeting every holder of Class A Preference Shares shall be entitled to one (1) vote in respect of each Class A Preference Share held.

10. The Common Shares shall rank junior to the Class A Preference Shares and shall be subject in all respects to the Class A preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the Class A Preference Shares.

8. THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE OR TRANSFER OF SHARES ARE None

                                                                              6A
9.  THE SPECIAL PROVISIONS, IF ANY, ARE
   (a) Subject to the provisions of The Business Corporations Act, the Corporation may purchase any of its common shares;
   (b) The board of directors of the Corporation may, without authorization of the shareholders, from time to time, in such amounts and on such terms as it deems expedient:

        (i) borrow money on the credit of the Corporation;

        (ii) issue, reissue, sell or pledge debt obligations of the Corporation; or

        (iii) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking to secure any debt obligation or any money borrowed, or other debt or liability of the Corporation;

              For greater certainty the foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VI of the Special Corporate Powers Act, being chapter 275 of the Revised Statutes of Quebec, 1964, and every statutory provision that may be substituted therefor or for any provision therein.

     The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers hereby conferred on the board above to such extent and in such manner as the board shall determined at the time of each such delegation.

10.  THE SHARES, IF ANY, TO BE TAKEN BY THE INCORPORATORS ARE

  INCORPORATORS FULL NAMES,        NUMBER OF                        AMOUNT
  INCLUDING ALL GIVEN NAMES          SHARES    CLASS DESIGNATION  TO BE PAID
  -------------------------        ----------  -----------------  -----------

  Warren Stephen Richard Seyffert     One           Common           $1




11.  THE NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS ARE


                                            FULL RESIDENCE ADDRESS GIVING
                                               STREET & NO. OR R.R. NO.,
                                                 MUNICIPALITY OR POST
FULL NAMES, INCLUDING ALL GIVEN NAMES           OFFICE AND POSTAL CODE

---------------------------------------     --------------------------------



Warren Stephen Richard Seyffert             15 Clarendon Avenue, Toronto
                                            Ontario      M4V 1H8




THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER

                    SIGNATURES OF INCORPORATORS

                                          /s/ Warren S.R. Seyffert
                                          -------------------------------
                                          Warren Stephen Richard Seyffert

                                                Ontario Corporation Number
                                             Numero de la compagnie en Ontario
                                                            481860


                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION



          1.   The present name of the     Denomination sociale actuelle
               corporation is:             de la compagnie:



               G E D D E S  R E S O U R C E S  L I M I T E D



          2.   The name of the corpora-    Nouvelle denomination sociale
               tion is changed to (if      de la compagnie (s'il y a lieu):
               applicable):




          3.   Date of incorporation/      Date de la constitution ou de
               amalgamation:               la fusion:

               3    June 1981
               ----------------------------------------------------------
                                 (Day, Month, Year)
                                (jour, mois, annee)


           4.   The articles of the        Les statuts de la compagnie
                corporation are amended    sont modifies de la faccon
                as follows:                suivante:



                  "WHEREAS Geddes Resources Limited (the "Corporation") was
             incorporated under the laws of the Province of Ontario by Articles of Incorporation dated June 3, 1981;

                  AND WHEREAS the authorized capital of the Corporation is
             divided into 10,000,000 Class A Preferred Shares with a par value of $10 each and 10,000,000 Common Shares without par value;

                  NOW THEREFORE BE IT RESOLVED THAT:

       A. The Articles of Incorporation be amended by deleting all of Item 7 setting forth the designations, preferences, rights, conditions, restrictions, limitations or prohibiitons attaching to the Class A Preferred Shares and substituting the following therefor:

                                                                              1A
Designation

1.1 The preferred shares with a par value of ten dollars ($10) each shall be designated as non-cumulative, convertible, redeemable, non-voting Class A preferred shares with a par value of $10 each (hereinafter called "Class A Shares").

Dividends


2.1  For the purpose of this clause 2:

     "Common Shares" shall mean common shares without par value in the capital of the Corporation as such shares were constituted on December 11, 1981 and shares of any other class resulting from the reclassification or change of such common shares. In the event of any adjustment of the conversion rights herein granted pursuant to subclause 6.8, "Common Shares" shall thereafter mean the shares or other securities or property resulting after such adjustment;

     "Equivalent Dividend Basis" at any time shall mean the quotient obtained when the dividend payable on a Class A Share is divided by the dividend payable on a Common Share which, until adjusted pursuant to subclause 2.3 hereof, shall equal one (1);

     "Current Market Price" means at any date the weighted average price at which the Common Shares of the Corporation have traded on The Toronto Stock Exchange, or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the Board of Directors of the Corporation (the "Board") during a period of 30 consecutive trading days, selected for such purpose by the Board, commencing not more than 45 trading days before such date, or if the Common Shares are not listed on any stock exchange in Canada, as determined by the Board.


2.2 The Class A Shares shall rank equally with the Common Shares with respect to the payment of dividends and the holders of the Class A Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board out of the moneys of the Corporation properly applicable to the payment of dividends, a dividend on each Class A Share equal to the product obtained when the dividend payable on each Common Share is multiplied by the Equivalent Dividend Basis. The dividend payable on the Common Shares shall be payable in such amounts and at such

                                                                            1B
times as the Board may, in its discretion, from time to time determine.

2.3 The Equivalent Dividend Basis shall be subject to adjustment from time to time in the events and in the manner following:

       (i) if the Corporation shall (a) issue Common Shares to all or substantially all the holders of the Common Shares as a stock dividend, or (b) make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares, or (c) subdivide its outstanding Common Shares, or (d) consolidate its outstanding Common Shares into a smaller number of shares (any of such events being called a "Common Share Reorganization"), the Equivalent Dividend Basis shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Common Share Reorganization to an Equivalent Dividend Basis equal to the product obtained when the Equivalent Dividend Basis in effect on such record date is multiplied by a fraction the denominator of which shall be the number of Common Shares outstanding on such record date, and the numerator of which shall be the number of Common Shares outstanding after the completion of such Common Share Reorganization, including in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date; and

      (ii) if the Corporation shall issued rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares) less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the

                                                                              1C

               Equivalent Dividend Basis shall be adjusted effective immediately after such record date to an Equivalent Dividend Basis equal to the product obtained when the Equivalent Dividend Basis in effect on such record date is multiplied by a fraction:

               (a)   the denominator of which shall be the aggregate of:

                     (A) the number of Common Shares outstanding on such record date; and

                     (B)  the number determined by
                          dividing (1) either, as the case may be, (AA) the product of (i) the number of Common Shares so offered, and (ii) the price at which such shares are offered, or (BB) the product of (iii) the exchange or conversion price thereof, and (iv) the maximum number of Common Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by (2) the Current Market Price of the Common Shares on such record date, and

               (b) the numerator of which shall be the aggregate of (A) the number of Common Shares outstanding on such record date, and (B) the number of Common Shares offered pursuant to the Rights Offering (or the maximum number of Common Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted).

                     To the extent that such options, rights or warrants are not exercised prior to the expiry date thereof, the Equivalent Dividend Basis shall be readjusted effective immediately after such expiry date to the Equivalent Dividend Basis which would then have been in effect based upon the number of Common Shares or securities exchangeable for or convertible into Common Shares actually delivered on the exercise of such options, rights or warrants.

                                                                              1D
2.4 For the purpose of this clause 2:

          (i) no adjustment in the Equivalent Dividend Basis shall be required if any of the events described in subclause 2.3(ii) shall occur so long as the holders of Class A Shares are allowed to participate with the holders of Common Shares as though they had converted their Class A Shares into Common Shares prior to the record date for such event;

          (ii) no adjustment in the Equivalent Dividend Basis shall be made in respect of the issue from time to time of shares to holders of Common Shares who exercise an option to receive substantially equivalent dividends in shares in lieu of receiving cash dividends paid in the ordinary course;

          (iii) if a dispute shall at any time arise with respect to adjustments in the Equivalent Dividend Basis such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Board and any such determination shall be binding upon the Corporation and all holders of Class A Shares; and

          (iv) in any case in which subclause 2.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to therein, the Corporation may defer, until the occurrence of such event, paying to the holders of Class A Shares a dividend which has been declared, provided that any dividend payable on the Common Shares shall also be deferred in the same manner.

Dissolution

3.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class A Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate par value of the Class A Shares held by them respectively together with all declared and unpaid dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Common Shares or shares of any other class ranking junior to

                                                                             1E

the Class A Shares. After payment to the holders of the Class A Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

Purchase for Cancellation

4.1 The Corporation may at any time or from time to time purchase for cancellation all or part of the outstanding Class A Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding an amount equal to the aggregate par value thereof together with all declared and unpaid dividends thereon. Except where the purchase for cancellation is made on the open market or all the holders of the Class A shares consent to the purchase, the Corporation may purchase such shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the holders of the Class A Shares and the Corporation shall accept only the lowest tenders. Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Class A Shares offered, the Corporation shall accept part of the Class A Shares offered in each tender in proportion as nearly as may be to the total number of Class A Shares offered in each tender (disregarding fractions).

Redemption

5.1 From and after January 1, 1984, the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Shares on payment for each share to be redeemed of the par value thereof together will all declared and unpaid dividends thereon.

5.2 In the case of redemption of Class A Shares under the provisions of subclause 5.1, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Class A Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class A Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be

                                                                              1F

redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Shares to be redeemed the redemption price thereof on presentation and surrender, at the principal office of the transfer agent of the Corporation located in the Cities of Toronto, Calgary or Vancouver or any other place or places designated in such notice, of the certificates representing the Class A Shares called for redemption. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the Class A Shares called for redemption shall cease to be entitled to dividends, and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special trust account with the transfer agent, to be paid without interest to or to the order of the respective holders of such Class A Shares called for redemption upon presentation and surrender to the transfer agent of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever be the later, the Class A Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

Conversion


6.1   For the purpose of this clause 6:

      "business day" shall mean any day other than Saturdays, Sundays and statutory holidays in the Province of Ontario;


       "Common Shares" shall mean common shares without par value in the capital of the Corporation as such shares were constituted on

                                                                             1G

       December 11, 1981 and shares of any other class resulting from the reclassification or change of such common shares. In the event of any adjustment of the conversion rights herein granted pursuant to subclause 6.8, "Common Shares" shall thereafter mean the shares or other securities or property resulting after such adjustment;

       "Conversion Basis" at any time shall mean the number of Common Shares into which at such time one (1) Class A Share shall be convertible in accordance with the provisions of this clause 6 which initially shall be one (1) Common Share for each Class A Share subject to adjustment as described in subclause 6.8;

       "Current Market Price" means at any date the weighted average price at which the Common Shares have traded on The Toronto Stock Exchange, or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the Board of Directors of the Corporation (the "Board"), during a period of 30 consecutive trading days, selected for such purpose by the Board, commencing not more than 45 trading days before such date, or if the Common Shares are not listed on any stock exchange in Canada, as determined by the Board;

6.2 Holders of Class A Shares shall have the right at any time from and after January 1, 1984 and prior to the earlier of:

       (i)  the close of business on January 4, 1988; and

       (ii) in respect of Class A Shares previously called for redemption, the business day immediately preceding the date fixed for redemption of such Class A Shares (the "Time of Expiry") to convert Class A Shares into Common Shares on the Conversion Basis.

6.3 The conversion right herein provided for may be exercised by notice in writing given to the transfer agent for the Class A Shares at its principal office in any of the Cities of Toronto, Calgary and Vancouver or at such other place or places as the Corporation may from time to time

                                                                             1H

appoint, accompanied by the certificate or certificates representing Class A Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Class A Shares which the holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by subclause 6.5. If less than all the Class A Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class A Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

6.4 In the case of any Class A Shares which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the last business day next preceding the date fixed for redemption, provided, however, that if the Corporation shall fail to redeem such Class A Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored.

6.5 On any conversion of Class A Shares the share certificates for Common Shares resulting therefrom shall be issued in the name of the registered holder of the Class A Shares converted or in such name or names as such registered holder may direct in writing either in the notice referred to in subclause 6.3 or otherwise, provided that such registered holder shall pay any applicable security transfer taxes; in any such case the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Class A Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

6.6 Subject as hereinafter provided in this subclause 6.6, the right of a holder of Class A Shares to convert the same into Common Shares shall be deemed to have been exercised, and the registered holders of Class A Shares to be converted (or any person or persons in whose name or names any such registered holder of Class A Shares shall have directed certificates representing Common Shares to be issued as provided in subclause 6.5) shall be deemed to have become a holder of Common Shares of record of the Corporation for all purposes on the date of receipt by the transfer agent of certificates representing the Class A Shares to be converted accompanied by notice in writing as provided in subclause 6.3, notwithstanding any delay in the delivery of

                                                                             1I

certificates representing the Common Shares into which such Class A Shares have been converted.

6.7 (a) At the close of business on January 4, 1988, the holders of the Class A Shares then outstanding shall be deemed (without any action required on their part) to have exercised the right of conversion described in subclause 6.2 and all of the Class A Shares then outstanding shall be automatically converted into Common Shares on the Conversion Basis and thereafter the former holders of Class A Shares shall be deemed to be holders of Common Shares and shall be entitled to all of the rights thereof.

     (b) At any time thereafter, holders will be entitled to receive certificates representing Common Shares upon presentation and surrender of their certificates representing Class A Shares to the transfer agent for the Common Shares at its principal office in any of the Cities of Toronto, Calgary and Vancouver and such other place or places as the Corporation may from time to time appoint.

     (c) The Corporation shall give notice of the conversion provided for in this subclause 6.7 as promptly as possible after January 4, 1988 in the manner specified in subclause 5.2 to holders of Class A Shares who pursuant to this subclause 6.7 are deemed to have converted their shares.

6.8 The Conversion Basis shall be subject to adjustment from time to time in the events and in the manner following:

          (i)  if at any time prior to the Time of Expiry the Corporation shall
               (a) issue Common Shares to all or substantially all the holders of the Common Shares as a stock dividend, or (b) make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares, or (c) subdivide its outstanding Common Shares, or (d) consolidate its outstanding Common Shares into a smaller number of shares (any of such events being called a

                                                                            1J

               "Common Share Reorganization"), the Conversion Basis shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Common Share Reorganization to a Conversion Basis equal to the product obtained when the Conversion Basis in effect on such record date is multiplied by a fraction the denominator of which shall be the number of Common Shares outstanding on such record date, and the numerator of which shall be the number of Common Shares outstanding after the completion of such Common Share Reorganization, including in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date;

         (ii) if at any time prior to the Time of Expiry, the Corporation shall issue rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares) less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the Conversion Basis shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to a Conversion Basis equal to the product obtained when the Conversion Basis in effect on such record date is multiplied by a fraction:

               (a) the denominator of which shall be the aggregate of:

                      (A)  the number of Common Shares
                           outstanding on such record date; and

                                                                              1K

                    (B) the number determined by dividing (1) either, as the case may be, (AA) the product of (i) the number of Common Shares so offered, and (ii) the price at which such shares are offered, or (BB) the product of (iii) the exchange or conversion price thereof, and (iv) the maximum number of Common Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by (2) the Current Market Price of the Common Shares on such record date, and

               (b) the numerator of which shall be the aggregate of (A) the number of Common Shares outstanding on such record date, and
                    (B) the number of Common Shares offered pursuant to the Rights Offering (or the maximum number of Common Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted).

                    To the extent that such options, rights or warrants are not exercised prior to the expiry date thereof, the Conversion Basis shall be readjusted effective immediately after such expiry date to the Conversion Basis which would then have been in effect based upon the number of Common Shares or securities exchangeable for or convertible into Common Shares actually delivered on the exercise of such options, rights or warrants;

          (iii) if at any time prior to the Time of Expiry the Corporation shall distribute to all or substantially all holders of the Common Shares (a) shares of any class other than Common Shares or of shares of any other body corporate, or (b) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants to acquire within a period of forty-five (45) days at a price at least 95% of the Current Market Price of the Common Shares on the record date for such distribution), or (c) evidences of indebtedness, or (d) any

                                                                              1L

                 other assets (excluding cash dividends paid in the ordinary course), and such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such events being herein called a "Special Distribution"), the Conversion Basis shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to a Conversion Basis equal to the product obtained when the Conversion Basis in effect on such record date is multiplied by a fraction:

                 (A)  the denominator of which shall be the
                      difference between:

                     (I) the product of (1) the number of Common Shares outstanding on such record date, and (2) the Current Market Price of the Common Shares on such date; and (II) the aggregate fair value, as determined by the Board (whose determination shall be conclusive) to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution, and

                 (B)  the numerator of which shall be the
                      number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such date;

          (iv) if and whenever prior to the Time of Expiry there is a capital reorganization of the Corporation not otherwise provided for in this subclause 6.8 or a consolidation, merger or amalgamation of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), any holder of Class A Shares entitled to receive Common Shares on the conversion of his Class A Shares and whose Class A Shares have not been converted into Common Shares shall be entitled to receive and shall accept, upon the conversion of such Class A Shares at any time after the effective date of such Capital Reorganization, in lieu of the number of Common Shares to which he was theretofore

                                                                            1M

                 entitled on conversion, the kind and aggregate number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this clause 6; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the holders of Class A Shares shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization; and

           (v)  if the Corporation shall reclassify the outstanding
                Common Shares, the Conversion Basis shall be adjusted effective immediately after the record date of such reclassification so that holders of Class A Shares surrendered for conversion after such date shall be entitled to receive such shares as they would have received had such Class A Shares been converted immediately prior to such record date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this clause 6 hereof.

6.9 For the purposes of this clause 6:

            (i) no adjustment in the Conversion Basis shall be required if any of the events described in subclause 6.8(ii), (iii) and (iv) shall occur so long as the holders of Class A Shares are allowed to participate with the holders of Common Shares as though they had converted their Class A Shares into Common Shares prior to the record date for such event;

            (ii) no adjustment in the Conversion Basis shall be required unless such adjustment would result in a change of at least 1% in the Conversion Basis then prevailing, provided, however, that any adjustments which, except for

                                                                            1N

                  the provisions of this subclause 6.9(ii) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

            (iii) no adjustment in the Conversion Basis shall be made in respect of the issue from time to time of shares to holders of Common Shares who exercise an option to receive substantially equivalent dividends in shares in lieu of receiving cash dividends paid in the ordinary course, and any such issue shall be deemed not to be a Common Share Reorganization;

            (iv) subject to subclause 6.8(iii) of this clause 6, if a dispute shall at any time arise with respect to adjustments of the Conversion Basis such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Board and any such determination shall be binding upon the Corporation and all holders of Class A Shares; and

            (v) in any case which this subclause 6.8 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Class A Shares exercising his right to convert after such record date and before the occurrence of such event the Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such Common Shares declared in favor of holders of record of Common Shares on and after the date that such holder would, but for the provisions of this subsection, have become the holder of record of such Common Shares pursuant to subclause 6.6.

                                                                              1O

6.10 The Corporation shall give at least fourteen (14) days prior written notice in the manner specified in subclause 5.2 hereof to the holders of Class A Shares then outstanding of the record date of any of the events specified in subclause 6.8 hereof other than events described in subclause 6.8(i)(c) and (d) and subclause 6.8(v). The notice shall specify in reasonable detail the event that will cause an adjustment to the Conversion Basis, the Conversion Basis to be in effect following the adjustment and the manner of determining the same.

6.11 A holder of Class A Shares on the record date for any dividend declared payable on such shares will be entitled to such dividend notwithstanding that such shares are converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Class A Shares converted or the Common Shares resulting from any conversion.

6.12 The Corporation shall not issue fractional shares upon any conversion of Class A Shares. If a fractional interest in a Common Share would, except for the provisions of this subparagraph, be deliverable upon conversion of a Class A Share the Corporation shall issue a non-voting and non-dividend bearing bearer scrip certificate of the Corporation in respect of such fractional interest, which scrip certificate, when surrendered to the transfer agent for the Common Shares at any office for the transfer of Common Shares of the Corporation, together with similar scrip certificates representing in the aggregate the right to receive at least one whole Common Share, shall be exchangeable for a share certificate or certificates for the full number of Common Shares called for by all the scrip certificates so surrendered and a new scrip certificate in respect of any remaining fractional interest in a Common Share called for thereby. Such scrip certificate shall become void on such date, not less than two years after the date of issuance thereof, as shall be determined by the directors of the Corporation and stated in such scrip certificate and on such date each such scrip certificate which has become void and the fractional interest represented thereby shall be deemed to have been purchased by the Corporation. Such scrip certificate shall be in such form and contain such reasonable terms and provisions as the directors shall at any time or from time to time determine.

                                                                              1P

Voting Rights

7.1 Except as required by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any reference herein shall be read as referring to the amended, re-enacted or replaced provisions) (the "Act"), the holders of the Class A Shares shall not be entitled as such (except as hereinafer specifically provided) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Class A Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

General

8.1 The confirmation described in section 180 of the Act, of a resolution authorizing an amendment to the articles deleting or varying a preference, right, condition, restriction, limitation or prohibition attaching to the Class A Shares or creating special shares ranking in any respect in priority to or on a parity with the Class A Shares may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class A Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of at least ten per cent (10%) of the then outstanding Class A Shares are present or represented by proxy. If at any such meeting the holders of ten per cent (10%) of the outstanding Class A Shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date not being less than fourteen (14) days later and to such time and place as may be appointed by the chairman and at least ten (10) days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class A Shares present or represented by proxy may transact the business for which the meeting was originally called and the confirmation of the holders of Class A Shares referred to above may be given by at least two-thirds (2/3) of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting every holder of Class A Shares shall be entitled to one (1) vote in respect of each Class A Share held.

8.2 Save and except with respect to dividends, the Common Shares shall rank junior to the Class A Shares and shall be subject in all respects to the preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the Class A Shares.

B. Any two officers or directors of the Corporation be and they are hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment in duplicate to the Minister of Consumer and Commercial Relations and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing."


5.  The amendment has been duly authorized    La modification a ete dument
    as required by Sections 167 and 169       autorisee conformement a
    (as applicable) of the Business           l'article 167 et, s'il y a
    Corporations Act.                         lieu, a l'article 169 de la
                                              Loi sur les compagnies.

6.  The resolution authorizing the            Les actionnaires ou les
    amendment was approved by the             administrateurs (le cas
    shareholders/directors (as                echeant) de la compagnie ont
    applicable) of the corporation on         approuve la resolution
                                              autorisant la modification

                                11 December 1981
-------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

These articles are signed in duplicate.      Les presents statuts sont
                                             signes en double
                                             exemplaire.


                                             GEDDES RESOURCES LIMITED
                                      --------------------------------------
                                              (Name of Corporation)
                                      (Denomination sociale de la compagnie)

                                                     ONTARIO CORPORATION NUMBER
                                                               481860


                             ARTICLES OF AMENDMENT



               1. THE NAME OF THE CORPORATION IS
               G E D D E S  R E S O U R C E S  L I M I T E D



               2.   DATE OF INCORPORATION/AMALGAMATION  June 3, 1981
                                                      ---------------
                                                      (DAY, MONTH AND
                                                           YEAR)

               3. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

                         WHEREAS Geddes Resources Limited (the "Corporation")
                    was incorporated under the Laws of the Province of Ontario by Articles of Incorporation dated June 3, 1981;

                         AND WHEREAS the authorized capital of the Corporation
                    is divided into 10,000,000 non-cumulative, convertible, redeemable, non-voting Class A preferred shares with a par value of $10.00 each (hereinafter called "Class A Shares") and 10,000,000 Common Shares without par value;

                         AND WHEREAS 74,910 of the said Class A shares and
                    909,910 Common Shares without par value are outstanding as fully paid and non-assessable;

                         NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION
                    THAT the Articles of the Corporation are hereby amended to:

                         (a) decrease the authorized capital of the corporation
                    by cancelling the 9,925,190 unissued Class A shares; and

                         (b) reclassify, change and subdivide the 74,910 issued
                    Class A shares of the Corporation into 374,550 shares without par value on the basis of 5 shares without par value for each issued Class A share, the said shares without par value to rank on a parity with the 909,910 issued and outstanding shares without par value so that the authorized capital of the corporation shall consist of 10,000,000 shares without par value of which 1,284,460 of the said shares are declared to be issued and outstanding as fully paid and non-assessable.


               4. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF
                    SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

               5.   THE RESOLUTION AUTHORIZING THE AMENDMENT WAS
                    CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON June 30, 1982
                    -------------

               6.   THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR
                    DELIVERY TO THE MINISTER.

               CERTIFIED

                    GEDDES RESOURCES LIMITED
                    ------------------------
                     (NAME OF CORPORATION)

               (CORPORATE SEAL)  BY  /s/            President
                                     -------------------------------
                                     (SIGNATURE) (DESCRIPTION OF
                                                     OFFICE)


                                BY  /s/              Secretary
                                    ---------------------------------
                                    (SIGNATURE)  (DESCRIPTION OF
                                                     OFFICE)

                           Ontario Corporation Number
                       Numero de la compagnie en Ontario
                                     481860

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


          1.    The present name of the       Denomination sociale
                corporation is:               actuelle de la compagnie:

                G E D D E S  R E S O U R C E S  L I M I T E D


          2.    The name of the corporation   Nouvelle denomination
                is changed to (if applica-    sociale de la compagnie
                ble):                         (s'il y a lieu):



          3.    Date of incorporation         Date de la constitution ou
                amalgamation:                 de la fusion:
                                    3 June 1981
                                    ----------------------
                                    (Day, Month, Year,)
                                    (jour, mois, annee)


          4.   The articles of the corpora-   Les statuts de la compagnie
               tion are amended as follows:   sont modifies de la facon
                                              suivante:


                    RESOLVED that the articles of the Corporation be amended
               to provide that the Corporation shall have a minimum of four and a maximum of twelve directors.

          5.   The amendment has been duly     La modification a ete
               authorized as required by       dument autorisee conformement
               Sections 167 and 169 (as        a l'article 167 et, s'il y
               applicable) of the Business     a lieu, a l'article 169 de la
               Corporations Act.               Loi sur les compagnies.

          6.   The resolution authorizing      Les actionnaires ou les
               the amendment was approved      administrateurs (le cas
               by the shareholders/            echeant) de la compagnie
               directors (as applicable)       ont approuve la resolution
               of the corporation on           autorisant la modification


                                 28 April 1987
-----------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)


            These articles are signed          Les presents statuts sont
            in duplicate.                      signes en double
                                               exemplaire.

                            GEDDES RESOURCES LIMITED
                            ------------------------
                             (Name of Corporation)
                     (Denomination sociale de la compagnie)


                By/Par: /s/                  Secretary-Treasurer
                        -----------------------------------------------
                        (Signature)          (Description of Office)
                        (Signature)          (Fonction)

                           Ontario Corporation Number
                       Numero de la compagnie en Ontario

                                     481860



                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


1.   The present name of the         Denomination sociale actuelle de
     corporation is:                 la compagnie:


     G E D D E S  R E S O U R C E S  L I M I T E D

2.   The name of the corporation is   Nouvelle denomination sociale de la
     changed to (if applicable):      compagnie (s'il y a lieu)

3.   Date of incorporation/           Date de la constitution ou de
     amalgamation                     la fusion:

                                  3 June 1981
-----------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

4.   The articles of the corporation  Les statuts de la compagnie sont
     are amended as follows:          modifies de la facon suivante:



     WHEREAS the authorized capital of the Corporation consists of 10,000,000 shares without par value;

     AND WHEREAS it is considered necessary and expedient in the interests of the Corporation to amend its articles of incorporation as hereinafter provided;

     BE IT RESOLVED as a special resolution that the articles of the Corporation be amended as follows:

(a) to redesignate the 10,000,000 shares of the Corporation, both issued and unissued, as common shares;

(b) to delete the number of shares without par value that the Corporation is authorized to issue and to provide that the Corporation may henceforth issue an unlimited number of common shares without par value;

(c) to declare that, after giving effect to the foregoing, the classes and maximum number of shares that the Corporation is authorized to issue shall be an unlimited number of common shares without par value.








5.   The amendment has been duly authorized     La modification a ete dument
     as required by Sections 167 and 169        autorisee conformement a
     (as applicable) of the Business            l'article 167 et, s'il y a
     Corporations Act.                          lieu, a l'article 169 de
                                                la Loi sur les compagnies.

6.   The resolution authorizing the             Les actionnaires ou les
     amendment was approved by the              adminstrateurs (le cas
     shareholders/directors (as                 echeant) de la compagnie ont
     applicable) of the corporation on          approuve la resolution
                                                autorisant la modification

                                 30 March 1988
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)


These articles are signed in .                  Les presents statuts sont
duplicate                                       signes en double exemplaire.


                                            GEDDES RESOURCES LIMITED
                                     -------------------------------------
                                              (Name of Corporation)
                                       (Denomination sociale de compagnie)


            G. Samuel Carpenter, Secretary - By/Par. /s/ G.S. Carpenter
                                                     ---------------------------
                                 Treasurer (Signature) (Description of Office)

                                                  Ontario Corporation Number
                                               Numero de la compagnie en Ontario

                                                481860



                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION


1.   The present name of the corporation        Denomination sociale
     is:                                        actuelle de la compagnie:

     G E D D E S  R E S O U R C E S  L I M I T E D



2.   The name of the corporation is             Nouvelle denomination sociale
     changed to (if applicable):  N/A           de la compagnie (s'il y a lieu):



3.   Date of incorporation/amalgamation:        Date de la constitution
                                                ou de la fusion:


                                   03/06/81
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

4.   The articles of the corporation            Les statuts de la
     are amended as follows:                    compagnie sont modifies
                                                de la facon suivante:


    RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of the Corporation be amended to provide that the number of directors of the Corporation shall consist of a minimum of three (3) and a maximum of twelve (12) and that:


    (i) until otherwise determined, the number of directors of the Corporation shall be 3; and

    (ii) having regard to such minimum and maximum numbers, the directors of the Corporation are hereby empowered to determine the number of directors of the Corporation hereafter from time to time.

5.   The amendment has been duly             La modification a ete
     authorized as required by               dument autorisee
     Sections 168 & 170 (as applicable)      conformement a
     of the Business Corporations            l'article 168 et, s'il y
     Act.                                    a lieu, a l'article 170
                                             de la Loi sur les
                                             compagnies.

6.   The resolution authorizing the          Les actionnaires ou les
     amendment was approved by the           administrateurs (le cas
     shareholders/directors (as applicable)  echeant) de la compagnie of
     of the corporation on                   ont approuve la resolution
                                             autorisant la modifica-
                                             tion


                                    29/06/93
-------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)


These articles are signed in duplicate.      Les presents statuts sont
                                             signes en double
                                             exemplaire


                            GEDDES RESOURCES LIMITED
                     --------------------------------------
                             (Name of Corporation)
                     (Denomination sociale de la compagnie)

               By/Par:   /s/                           Secretary
                      ----------------------------------------------------
                                (Signature)            (Description of
                                                       Office)
                                (Signature)            (Fonction)

                                                    Ontario Corporation Number
                                                    Numero de la compagnie en
                                                    Ontario

                                                             481860




                            ARTICLES OF ARRANGEMENT
                              STATUS D'ARRANGEMENT


1. The name of the corporation is:                 Denomination sociale de
                                                   la compagnie:

   G E D D E S  R E S O U R C E S  L I M I T E D



2. The new name of the corporation                 Nouvelle denomination sociale
   (if changed by the arrangement:)                de la compagnie si elle
                                                   est modifiee par suite de
                                                   l'arrangement:



3. Date of incorporation/amalgamation:             Date de la constitution
                                                   ou de la fusion:

                                 03 JUNE 1981
------------------------------------------------------------------------------
                              (Day, Month, Year)
                              (jour, mois, annee)


4. The arrangement has been approved               Les actionnaires de la
   by the shareholders of the                      compagnie ont approuve
   corporation in accordance with                  l'arrangement conforme-
   section 182 of the Business                     ment a l'article 182 de
   Corporations Act.                               la Loi sur les
                                                   compagnies.

5. A copy of the arrangement is                    Une copie de l'arrange-
   attached to these articles as                   ment constitue l'annexe
   Exhibit "A".                                    "A".

        6.   The arrangement was approved by the    La cour a approuve
             court on                               l'arrangement le

                                24 OCTOBER 1995
   -----------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

             and a certified copy of the Order      une copie certifiee
             of the court is attached to these      conforme de l'ordonnance de
             articles as Exhibit "B".               la cour constitue l'annexe
                                                    "B".

       7.   The terms and conditions to which       Les conditions que
            the scheme is made subject by the       l'ordonnance impose au
            Order have been complied with.          plan en vertu de
                                                    l'ordonnance ont
                                                    ete respectees.

     These articles are signed in                   Les presents statuts sont
     duplicate.                                     signes en double
                                                    exemplaire.


                                              GEDDES RESOURCES LIMITED
                                       --------------------------------------
                                               (Name of Corporation)
                                       (Denomination sociale de la compagnie)


                                        By/Par:  /s/                Secretary
                                       --------------------------------------

                                  EXHIBIT "A"

                             ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of the 29th day of August, 1995.

BETWEEN:
                 ROYAL OAK MINES INC., a corporation amalgamated pursuant to the provisions of the Business
                 Corporations Act (Ontario)

                 (hereinafter referred to as "Royal Oak")

                                                              OF THE FIRST PART,

                      - and -

                 EL CONDOR RESOURCES LTD., a corporation
                 amalgamated pursuant to the provisions of the British Columbia Company Act

                 (hereinafter referred to as "El Condor")

                                                             OF THE SECOND PART,

                      - and -

                 ST. PHILIPS RESOURCES INC., a corporation incorporated pursuant to the provisions of the British Columbia Company Act

                 (hereinafter referred to as "St. Philips")

                                                              OF THE THIRD PART,

                      - and -

                 GEDDES RESOURCES LIMITED, a corporation
                 incorporated pursuant to the provisions of the Business Corporation Act (Ontario)

                 (hereinafter referred to as "Geddes")

                                                             OF THE FOURTH PART.

     WHEREAS El Condor and St. Philips propose to convene meetings of their members to, among other things, authorize their continuance under the OBCA and to approve the Arrangement in accordance with the provisions of the OBCA;

     AND WHEREAS Geddes proposes to convene a meeting of its shareholders to, among other things, approve the Arrangement in accordance with the provisions of the OBCA;

     AND WHEREAS, upon the Arrangement becoming effective, the common shares of each of El Condor, St. Philips and Geddes will be exchanged for Royal Oak Common Shares and/or cash in accordance with the provisions of this Agreement and the Plan of Arrangement;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

     Section 1.01 Definitions: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

"Agreement" means this arrangement agreement as the same may be supplemented or amended from time to time;

"Arrangement" means the arrangement pursuant to section 182 of the OBCA, on the terms and conditions set forth herein and in the Plan of Arrangement;

"BCCA" means the British Columbia Company Act, R.S.B.C. 1979, c.59, as amended;

"Business Day" means a day which is not a Saturday, Sunday or statutory holiday in Canada;

"Charter Documents" means memorandum and articles or articles and by-laws, as applicable;

"Court" means the Ontario Court of Justice (General Division);

"Director" means the Director under the OBCA;

"Dissenting Shareholders" means holders of El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares who exercise in accordance with applicable statutory provisions the right of dissent available to such holders in respect of the continuance of El Condor and St. Philips under the OBCA and/or the Arrangement and do not withdraw such dissent;

"Effective Date" means the date set forth in the certificates of arrangement issued by the Director to each of El Condor, St. Philips and Geddes under the OBCA giving effect to the Arrangement;

"El Condor" means El Condor Resources Ltd., a corporation amalgamated under the BCCA;

"El Condor Common Shares" means the common shares in the capital of El Condor, as the same are constituted on the date hereof;

"El Condor Financial Statements" means the audited financial statements of El Condor for the year ended December 31, 1994 and the unaudited financial statements of El Condor for the six months ended June 30, 1995;

"El Condor Lock-Up Agreement" means the agreement made the 16th day of August, 1995 among Royal Oak, El Condor and the El Condor Principal Shareholders;

"El Condor Meeting" means the extraordinary general meeting of shareholders of El Condor to be held to consider, among other things, the Arrangement, and any adjournment thereof;

"El Condor Principal Shareholders" means Robert G. Hunter, Robert A. Dickinson, David J. Copeland, Ronald W. Thiessen and Douglas B. Forster;

"Final Order" means the final order of the Court approving the Arrangement;

"Geddes" means Geddes Resources Limited, a corporation incorporated under the OBCA;

"Geddes Common Shares" means the common shares in the capital of Geddes, as the same are constituted on the date hereof;

"Geddes Financial Statements" means the audited consolidated financial statements of Geddes for the year ended December 31, 1994 and the unaudited consolidated financial statements of Geddes for the six months ended June 30, 1995;

"Geddes Meeting" means the special meeting of shareholders of Geddes to be held to consider the Arrangement and any adjournment thereof;

"Interim Order" means the interim order of the Court concerning the Arrangement pursuant to the application therefor contemplated by section 2.01 hereof;

"Meetings" means the El Condor Meeting, the St. Philips Meeting and the Geddes Meeting;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

"Person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, trustee, executor, administrator or other legal representative of the Crown or any agency or instrumentality thereof;

"Plan of Arrangement" means the plan of arrangement attached to this Agreement as Exhibit 1, as amended from time to time;

"Prior Valuation" means an existing independent appraisal or valuation or any material non-independent appraisal or valuation in respect of a company, its material assets or its securities;

"Proxy Circular" means the joint management proxy circular of El Condor, St. Philips and Geddes to be sent to the shareholders of each of El Condor, St. Philips and Geddes in connection with the Meetings;

"Royal Oak" means Royal Oak Mines Inc., a corporation amalgamated under the OBCA;

"Royal Oak Common Shares" means the common shares in the capital of Royal Oak, as the same are constituted on the date hereof;

"Royal Oak Financial Statements" means the audited consolidated financial statements of Royal Oak for the year ended December 31, 1994 and the unaudited consolidated financial statements of Royal Oak for the six months ended June 30, 1995;

"St. Philips" means St. Philips Resources Inc., a corporation incorporated under the BCCA;

"St. Philips Common Shares" means the common shares in the capital of St. Philips, as the same are constituted on the date hereof;

"St. Philips Financial Statements" means the audited consolidated financial statements of St. Philips for the year ended December 31, 1994 and the unaudited consolidated financial statements of St. Philips for the six months ended June 30, 1995;

"St. Philips Directors" means John Ivany, Jim Heras, James S. Kermeen and Evangelos Catevatis;

"St. Philips Lock-Up Agreement" means the agreement made the 18th day of August, 1995 among Royal Oak, St. Philips and the St. Philips Directors;

"St. Philips Meeting" means the extraordinary general meeting of shareholders of St. Philips to be held to consider, among other things, the Arrangement, and any adjournment thereof; and

"Subsidiary" means a subsidiary as defined in the OBCA.

     Section 1.02 Currency: All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

     Section 1.03 Interpretation Not Affected by Heading: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the exhibit hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

     Section 1.04 Number and Gender: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

     Section 1.05 Date for Any Action: In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

     Section 1.06 Meaning: Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

                                  ARTICLE TWO

                                  ARRANGEMENT

     Section 2.01 Arrangement: As soon as reasonably practicable, El Condor, St. Philips and Geddes shall apply to the Court pursuant to section 182 of the OBCA for an order approving the Arrangement and in connection with such application shall:

     (a) forthwith file, proceed with and diligently prosecute an application for an Interim Order under section 182 of the OBCA providing for, among other things, the calling and holding of the Meetings; and

     (b)  subject to obtaining such approval of the shareholders of El
          Condor, St. Philips and Geddes as contemplated in the Interim Order as may be directed by the Court in the Interim Order, take the steps necessary to submit the Arrangement to the Court and apply for the Final Order, and, subject to the fulfilment of the conditions set forth in Article Five, El Condor, St. Philips and Geddes shall deliver to the Director articles of arrangement and such other documents as may be required to give effect to the Arrangement.

     Section 2.02 Effective Date: The Arrangement shall become effective on the Effective Date, which shall not be more than ten Business Days after the date of the Final Order unless otherwise agreed to in writing by Royal Oak, El Condor, St. Philips and Geddes.

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations and Warranties of Royal Oak: Royal Oak hereby represents and warrants to and in favour of the other parties hereto and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     (a) Royal Oak has been duly amalgamated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and owns or leases and operates its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b) Royal Oak has no Subsidiaries which are material to its business or operations;

     (c) the authorized capital of Royal Oak consists of an unlimited number of common shares and an unlimited number of special shares, issuable in series, of which as of the date hereof, 119,020,714 common shares and no special shares were issued and outstanding;

     (d) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of Royal Oak and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Royal Oak enforceable in accordance with its terms;

     (e) Royal Oak does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating Royal Oak to issue any additional shares or other securities, except for options granted to directors, officers and employees of Royal Oak to purchase an aggregate of 2,380,166 Royal Oak Common Shares and warrants to purchase an aggregate of 3,000,000 Royal Oak Common Shares;

     (f) the Royal Oak Financial Statements present fairly the consolidated financial condition and results of operations of Royal Oak as at the respective dates and for the respective periods indicated in such consolidated financial statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such consolidated financial statements;

     (g) since June 30, 1995, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Royal Oak on a consolidated basis from that shown in the unaudited consolidated financial statements of Royal Oak as at and for the six months ended June 30, 1995;

     (h) Royal Oak is the beneficial owner of the properties and assets described as being owned by it in the Royal Oak Financial Statements free and clear of material encumbrances, except as disclosed in the Royal Oak Financial Statements;

     (i) Royal Oak has no liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the Royal Oak Financial Statements, except liabilities and obligations incurred in the ordinary course of business since June 30, 1995, which liabilities and obligations are not materially adverse in the aggregate;

     (j) except as described in the Royal Oak Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Royal Oak, pending, or, to the knowledge of Royal Oak, threatened against or affecting Royal Oak at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of Royal Oak, threatened, against Royal Oak, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the Arrangement and the timely completion of Royal Oak's obligations pursuant to the Arrangement or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Royal Oak;

     (k) since June 30, 1995 Royal Oak has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and Royal Oak has not disposed of any of its properties or assets or incurred any material indebtedness;

     (l) the business of Royal Oak is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (m) each contract or agreement with Royal Oak and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Royal Oak is in full force and effect and, to the best of the knowledge and belief of Royal Oak, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (n) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

           (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Royal Oak,

           (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of Royal Oak,

           (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which Royal Oak is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

           (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by Royal Oak or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of Royal Oak under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (o) the Form 20-F of Royal Oak dated May 19, 1995, together with the Royal Oak Financial Statements, the 1994 Annual Report of Royal Oak and other public filings made by Royal Oak under applicable Canadian disclosure laws since May 19, 1995, when taken together constitute full, true and plain disclosure of all material facts relating to the business, operations and capital of Royal Oak and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of Royal Oak; and

     (p) there have been no Prior Valuations with respect to Royal Oak prepared within the previous 24 months, except as have been disclosed to each of the parties hereto.

     Section 3.02 Representations and Warranties of El Condor: El Condor hereby represents and warrants to and in favour of the other parties hereto and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     (a) El Condor has been duly amalgamated and is a valid and subsisting corporation under the provisions of the BCCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and owns or leases and operates its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b)  El Condor has no Subsidiaries;

     (c) the authorized capital of El Condor consists of 100,000,000 common shares, of which as of the date hereof, 14,503,903 common shares were issued and outstanding;

     (d) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of El Condor and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of El Condor enforceable in accordance with its terms;

     (e) El Condor does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating El Condor to issue any additional shares or other securities;

     (f) the El Condor Financial Statements present fairly the financial condition and results of operations of El Condor as at the respective dates and for the respective periods indicated in such financial statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such financial statements;

     (g) since June 30, 1995, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of El Condor from that shown in the unaudited financial statements of El Condor as at and for the six months ended June 30, 1995;

     (h) El Condor is the beneficial owner of the properties and assets described as being owned by it in the El Condor Financial Statements free and clear of material encumbrances, except as disclosed in the El Condor Financial Statements;

     (i) El Condor has no liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the El Condor Financial Statements, except liabilities and obligations incurred in the ordinary course of business since June 30, 1995, which liabilities and obligations are not materially adverse in the aggregate and except for El Condor's engagement of TD Securities as its financial advisor and the obligation to remunerate TD Securities in connection with its services to be provided to El Condor pursuant to the Arrangement and except as contemplated in the El Condor Lock-Up Agreement;

     (j) except as described in the El Condor Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of El Condor, pending, or, to the knowledge of El Condor, threatened against or affecting El Condor at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of El Condor, threatened, against El

           Condor, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the Arrangement and the timely completion of El Condor's obligations pursuant to the Arrangement or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of El Condor;

     (k) since June 30, 1995 El Condor has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and El Condor has not disposed of any of its properties or assets or incurred any material indebtedness;

     (l) the business of El Condor is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (m) each contract or agreement with El Condor and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of El Condor is in full force and effect and, to the best of the knowledge and belief of El Condor, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (n) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

           (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to El Condor,

           (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of El Condor,

           (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which El Condor is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

           (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by El Condor or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of El Condor under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (o) the Form 20-F of El Condor dated June 28, 1995, together with the El Condor Financial Statements, the Information Circular for the Annual General Meeting of Shareholders of El Condor held on June 15, 1995 and other public filings made by El Condor under applicable Canadian disclosure laws since June 28, 1995, when taken together constitute full, true and plain disclosure of all material facts relating to the business, operations and capital of El Condor and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of El Condor; and

     (p) there have been no Prior Valuations with respect to El Condor prepared within the previous 24 months, except as have been disclosed to each of the parties hereto.

     Section 3.03 Representations and Warrants of St. Philips: St. Philips hereby represents and warrants to and in favour of the other parties hereto and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     (a) each of St. Philips and Stork Ventures Ltd. ("Stork") has been duly incorporated and is a valid and subsisting corporation under the provisions of the BCCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and owns or leases and operates its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b) St. Philips has no Subsidiaries which are material to its business or operations other than Stork, all of the issued shares of which are beneficially owned by St. Philips;

     (c) the authorized capital of St. Philips consists of 20,000,000 common shares, of which as of the date hereof, 11,342,475 common shares were issued and outstanding;

     (d) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of St. Philips and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of St. Philips enforceable in accordance with its terms;

     (e) St. Philips does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating St. Philips to issue any additional shares or other securities, except for options granted to directors, officers and employees of St. Philips to purchase an aggregate of 100,000 St. Philips Common Shares;

     (f) the St. Philips Financial Statements present fairly the consolidated financial condition and results of operations of St. Philips as at the respective dates and for the respective periods indicated in such consolidated financial statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such consolidated financial statements;

     (g) since June 30, 1995, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of St. Philips on a consolidated basis from that shown in the unaudited consolidated financial statements of St. Philips as at and for the six months ended June 30, 1995;

     (h) St. Philips is the beneficial owner of the properties and assets described as being owned by it in the St. Philips Financial Statements free and clear of material encumbrances, except as disclosed in the St. Philips Financial Statements;

     (i) neither St. Philips nor Stork has any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the St. Philips Financial Statements, except liabilities and obligations incurred in the ordinary course of business since June 30, 1995, which liabilities and obligations are not materially adverse in the aggregate and except for St. Philips' engagement of Nesbitt Burns as its financial advisor and the obligation to remunerate Nesbitt Burns in connection with its services to be provided to St. Philips pursuant to the Arrangement and except as contemplated in the St. Philip's Lock-Up Agreement;

     (j) except as described in the St. Philips Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of St. Philips or Stork, pending, or, to the knowledge of St. Philips, threatened against or affecting St. Philips or Stork at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of St. Philips, threatened, against St. Philips or Stork, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the Arrangement and the timely completion of St. Philips' obligations pursuant to the Arrangement or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of St. Philips and its Subsidiaries on a consolidated basis;

     (k) since June 30, 1995 St. Philips has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and neither St. Philips nor Stork has disposed of any of its properties or assets or incurred any material indebtedness save and except to Nesbitt Burns as contemplated in subsection 3.03(i);

     (l) the business of St. Philips and Stork is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (m) each contract or agreement with St. Philips, Stork and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of St. Philips and its Subsidiaries on a consolidated basis is in full force and effect and, to the best of the knowledge and belief of St. Philips, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (n) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

           (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to St. Philips or Stork,

           (ii) conflict with any of the terms, conditions or provision of the Charter Documents of St. Philips or Stork.

           (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which St. Philips or Stork is a party or by which either of them is bound or to which their property is subject, all as of the Effective Date, or

           (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by St. Philips or Stork or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of St. Philips or Stork under any such material agreement, covenant, under-taking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceler-ation, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (o)  the Listing Application of St. Philips to The Toronto Stock
          Exchange dated September 15, 1994 together with the St. Philips Financial Statements, the 1994 Annual Report of St. Philips and other public filings made by St. Philips under applicable Canadian disclosure laws since September 15, 1994, when taken together constitute full, true and plain disclosure of all material facts relating to the business, operations and capital of St. Philips and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of St. Philips; and

     (p) there have been no Prior Valuations with respect to St. Philips prepared within the previous 24 months except as have been disclosed to each of the parties hereto.

     Section 3.04 Representations and Warranties of Geddes: Geddes hereby represents and warrants to and in favour of the other parties hereto and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     (a) Geddes has been duly incorporated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and owns or leases and operates its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b) Geddes has no Subsidiaries which are material to its business or operations;

     (c) the authorized capital of Geddes consists of an unlimited number of common shares and an unlimited number of special shares, issuable in series, of which as of the date hereof, 36,693,721 common shares were issued and outstanding;

     (d) the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of Geddes and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Geddes enforceable in accordance with its terms;

     (e) Geddes does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating Geddes to issue any additional shares or other securities, except for options granted to directors, officers, employees, and consultants to, Geddes to purchase an aggregate of 1,940,000 Geddes Common Shares;

     (f) the Geddes Financial Statements present fairly the consolidated financial condition and results of operations of Geddes as at the respective dates and for the respective periods indicated in such consolidated financial statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such consolidated financial statements;

     (g) since June 30, 1995, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Geddes on a consolidated basis from that shown in the unaudited consolidated financial statements of Geddes as at and for the six months ended June 30, 1995;

     (h) Geddes is the beneficial owner of the properties and assets described as being owned by it in the Geddes Financial Statements free and clear of material encumbrances, except as disclosed in the Geddes Financial Statements;

     (i) Geddes has no liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the Geddes Financial Statements, except:
          (i) liabilities and obligations incurred in the ordinary course of business since June 30, 1995, which liabilities and obligations are not materially adverse in the aggregate; (ii) an agreement to indemnify the Government of British Columbia from any claims made by Falconbridge Limited and/or any shareholder of Geddes as a result of the enactment of Order in Council No. 1439; (iii) the obligation to carry out its current remediation/closure program on the Windy Craggy Property; (iv) an indemnity to the members of the special committee of the board of directors of Geddes established to consider and report to the board with respect to the Arrangement and to the special committee's professional advisors; and (v) the special committee of the board of directors of Geddes' engagement of Gordon Capital Corporation as its financial advisor and the obligation to remunerate Gordon Capital in connection with its services to be provided pursuant to the Arrangement;

     (j) except as described in the Geddes Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Geddes, pending, or, to the knowledge of Geddes, threatened against or affecting Geddes at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of Geddes, threatened, against Geddes, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the Arrangement and the timely completion of Geddes' obligations pursuant to the Arrangement, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Geddes;

     (k) since June 30, 1995 Geddes has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and Geddes has not disposed of any of its properties or assets or incurred any material indebtedness;

     (l) the business of Geddes is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (m) each contract or agreement with Geddes and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Geddes is in full force and effect and, to the best of the knowledge and belief of Geddes, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (n) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

          (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Geddes,

          (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of Geddes,

          (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which Geddes is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

          (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by Geddes or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of Geddes under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (o)  the Geddes Financial Statements, together with the 1994 Annual
          Report of Geddes and other public filings made by Geddes under applicable Canadian disclosure laws since January 1, 1995, when taken together constitute full, true and plain disclosure of all material facts relating to the business, operations and capital of Geddes and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of Geddes; and

     (p) there have been no Prior Valuations with respect to Geddes prepared within the previous 24 months except as have been disclosed to each of the parties hereto.

                                  ARTICLE FOUR

                                   COVENANTS

     Section 4.01 Covenants of Royal Oak: Royal Oak hereby covenants and agrees with each of the other parties hereto that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) Royal Oak will carry on business in the ordinary course and will not, without the prior written consent of the other parties hereto (acting reasonably), enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement and except for purposes of providing financing for work to be conducted on the Kemess property;

     (b) Royal Oak will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.01 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, Royal Oak will not:

           (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

           (ii) without the prior written consent of the other parties hereto (acting reasonably), issue any shares or other securities convertible into or exchangeable for shares except pursuant to agreements existing at the date hereof or enter into any commitment or agreement therefor, except for purposes of providing financing for work to be conducted on the Kemess property, or

           (iii) increase or decrease its paid-up capital;

     (c) prior to the Effective Date, Royal Oak will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

           (i) Royal Oak will apply for and use all reasonable efforts to obtain the listing on The Toronto Stock Exchange and the American Stock Exchange, as of the Effective Date, of the Royal Oak Common Shares which are to be issued pursuant to the Arrangement;

           (ii) Royal Oak will cooperate in obtaining the Interim
                Order and the Final Order; and

           (iii) Royal Oak will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five to be complied with;

     (d) Royal Oak will provide El Condor, St. Philips and Geddes in a timely and expeditious manner with all information relating to Royal Oak required to be included in the Proxy Circular in order for the Proxy Circular to comply with all applicable disclosure laws and the Interim Order, and Royal Oak will indemnify and save harmless El Condor, St. Philips and Geddes and the directors and officers of each of them from and against any and all claims, suits, actions, causes of action, liabilities, damages, costs, charges and expenses of every nature and kind whatsoever for which the directors and officers of El Condor, St. Philips or Geddes may become personally liable by virtue of the inclusion of such information in the Proxy Circular, provided such information was included in full and in the form provided by Royal Oak, with only such amendments as shall be approved by Royal Oak;

     (e) Royal Oak will pay the cash consideration, in accordance with the terms of the Plan of Arrangement, to those holders of shares of El Condor and St. Philips who are entitled to receive cash for their shares pursuant to the Arrangement;

     (f) Royal Oak will issue Royal Oak Common Shares, in accordance with the terms of the Plan of Arrangement, to those holders of shares of El Condor and Geddes who are entitled to receive Royal Oak Common Shares pursuant to the Arrangement; and

     (g) after the Effective Date, Royal Oak will cause El Condor, St. Philips and Geddes to satisfy any obligations which any of them may have to Dissenting Shareholders.

     Section 4.02 Covenants of El Condor: El Condor hereby covenants and agrees with each of the other parties hereto that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) El Condor will carry on business in the ordinary course and will not, without the prior written consent of the other parties hereto (acting reasonably), enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement;

     (b) El Condor will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.02 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, El Condor will not

           (i) directly or indirectly solicit, initiate or encourage proposals or offers from, or negotiations with, any person, or provide information to any Person relating to any other potential transaction with respect to, or assist or participate in or facilitate any effort or attempt with respect to, the disposition of all or a material portion of its business or assets or its outstanding securities;

           (ii) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

           (iii) without the prior written consent of the other parties hereto (acting reasonably), issue any shares or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor, or

           (iv) increase or decrease its paid-up capital;

           provided that, in the event that any Person proposes an unsolicited bona fide share acquisition or merger transaction which, in the opinion of the board of directors of El Condor, offers terms that are more favourable to El Condor's shareholders than pursuant to this Agreement, nothing in this Agreement shall limit the power of the El Condor board of directors to withdraw or modify any recommendation with respect to the Arrangement or to otherwise fulfil their fiduciary duties to El Condor and its shareholders in relation to such transaction if to do so would, in the opinion of the board of directors (having consulted outside counsel), be a proper exercise of such directors' fiduciary duties; but nothing referred to in this proviso shall entitle El Condor to terminate this Agreement, to not proceed with the El Condor Meeting as contemplated herein or to withdraw from El Condor's shareholders the vote on the Arrangement;

     (c) in the event that El Condor receives any proposal or offer referred to in subclause 4.02(b)(i) or any enquiry with respect thereto, El Condor will promptly notify Royal Oak in writing of all relevant details relating thereto;

     (d) El Condor will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

           (i)  subject to the granting of the Interim Order, El
                Condor will use all reasonable efforts to, as soon as practicable and in any event on or before September 6, 1995, complete the preparation of the Proxy Circular and mail to its shareholders and file in all jurisdictions where required for the Proxy Circular and other documentation required in connection with the El Condor Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable law, and El Condor will use all reasonable efforts to, as soon as practicable and in any event on or before October 16, 1995, convene the El Condor Meeting for the purpose of approving the Arrangement in accordance with the Interim Order,

           (ii) El Condor will cause a list of El Condor shareholders as of the record date for the El Condor Meeting, in a form suitable for soliciting of El Condor shareholders and prepared by the transfer agent of El Condor, to be delivered to Royal Oak no later than the second Business Day after such record date, and

           (iii) El Condor will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five which is within its control to be complied with, provided that nothing in this

                 Agreement will obligate El Condor to make any recommendation to its shareholders except as expressly authorized by the El Condor board of directors or to engage proxy solicitors to solicit proxies in favour of the Arrangement;

     (e)  subject to compliance by Royal Oak with clause 4.01(d), El
          Condor will ensure that the Proxy Circular, insofar as it contains disclosure with respect to El Condor and the Arrangement, complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides El Condor shareholders to which such circular is sent with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them.

     Section 4.03 Covenants of St. Philips: St. Philips hereby covenants and agrees with each of the other parties hereto that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) St. Philips will carry on business in the ordinary course and will not, without the prior written consent of the other parties hereto (acting reasonably), enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement;

     (b) St. Philips will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.03 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, St. Philips will not

           (i) directly or indirectly solicit, initiate or encourage proposals or offers from, or negotiations with, any person, or provide information to any Person relating to any other potential transaction with respect to, or assist or participate in or facilitate any effort or attempt with respect to, the disposition of all or a material portion of its business or assets or its outstanding securities;

           (ii) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

           (iii) without the prior written consent of the other parties hereto (acting reasonably), issue any shares or other securities convertible into or exchangeable for shares except pursuant to agreements existing at the date hereof or enter into any commitment or agreement therefor, or

           (iv) increase or decrease its paid-up capital;

           provided that, in the event that any person proposes an unsolicited bona fide share acquisition or merger transaction which, in the opinion of the board of directors of St. Philips, offers terms that are more favourable to St. Philips' shareholders than pursuant to this Agreement, nothing in this Agreement shall limit the power of the St. Philips board of directors to withdraw or modify any recommendation with respect to the Arrangement or to otherwise fulfil their fiduciary duties to St. Philips and its shareholders in relation to such transaction if to do so would, in the opinion of the board of directors (having consulted counsel), be a proper exercise of such directors' fiduciary duties; but nothing referred to in this proviso shall entitle St. Philips to terminate this Agreement, to not proceed with the St. Philips Meeting as contemplated herein or to withdraw from St. Philips' shareholders the vote on the Arrangement;

     (c) in the event that St. Philips receives any proposal or offer referred to in subclause 4.03(b)(i) or any enquiry with respect thereto, St. Philips will promptly notify Royal Oak in writing of all relevant details relating thereto;

     (d) St. Philips will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

           (i)  subject to the granting of the Interim Order, St.
                Philips will use all reasonable efforts to, as soon as practicable and in any event on or before September 6, 1995, complete the preparation of the Proxy Circular and mail to its shareholders and file in all jurisdictions where required for the Proxy

                    Circular and other documentation required in connection with the St. Philips Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable law, and St. Philips will use all reasonable efforts to, as soon as practicable and in any event on or before October 16, 1995, convene the St. Philips Meeting for the purpose of approving the Arrangement in accordance with the Interim Order;

           (ii) St. Philips will cause a list of St. Philips shareholders as of the record date for the St. Philips Meeting, in a form suitable for soliciting of St. Philips shareholders and prepared by the transfer agent of St. Philips, to be delivered to Royal Oak no later than the second Business Day after such record date, and

           (iii) St. Philips will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five which is within its control to be complied with, provided that nothing in this Agreement will obligate St. Philips to make any recommendation to its shareholders except as expressly authorized by the St. Philips board of directors or to engage proxy solicitors to solicit proxies in favour of the Arrangement;

     (e)  subject to compliance by Royal Oak with clause 4.01(d), St.
          Philips will ensure that the Proxy Circular, insofar as it contains disclosure with respect to St. Philips and the Arrangement, complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides St. Philips shareholders to which such circular is sent with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them.

     Section 4.04 Covenants of Geddes: Geddes hereby covenants and agrees with each of the other parties hereto that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) Geddes will carry on business in the ordinary course and will not, without the prior written consent of the other parties hereto (acting reasonably), enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement;

     (b) Geddes will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.04 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, Geddes will not

           (i) directly or indirectly solicit, initiate or encourage proposals of offers from, or negotiations with, any person, or provide information to any Person relating to any other potential transaction with respect to, or assist or participate in or facilitate any effort or attempt with respect to, the disposition of all or a material portion of its business or assets or its outstanding securities;

           (ii) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders,

          (iii) without the prior written consent of the other parties hereto (acting reasonably), issue any shares or other securities convertible into or exchangeable for shares except pursuant to agreements existing at the date hereof or enter into any commitment or agreement therefor, or

           (iv) increase or decrease its paid-up capital;

           provided that, in the event that any person proposes an unsolicited bona fide share acquisition or merger transaction which, in the opinion of the board of directors of Geddes, offers terms that are more favourable to Geddes' shareholders than pursuant to this Agreement, nothing in this Agreement shall limit the power of the Geddes board of directors to withdraw or modify any recommendation with respect to the Arrangement or to otherwise fulfil their fiduciary duties to Geddes and its shareholders in relation to such transaction if to do so would, in the opinion of the board of directors (having consulted outside counsel), be a proper exercise of such directors' fiduciary duties; but nothing referred to in this proviso shall entitle Geddes to terminate this Agreement, to not proceed with the Geddes Meeting as contemplated herein or to withdraw from Geddes' shareholders the vote on the Arrangement;

     (c) in the event that Geddes receives any proposal or offer referred to in subclause 4.04(b)(i) or any enquiry with respect thereto, Geddes will promptly notify Royal Oak in writing of all relevant details relating thereto;

     (d) Geddes will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

           (i) subject to the granting of the Interim Order, Geddes will use all reasonable efforts to, as soon as practicable and in any event on or before September 6, 1995, complete the preparation of the Proxy Circular and mail to its shareholders and file in all jurisdictions where required for the Proxy Circular and other documentation required in connection with the Geddes Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable law, and Geddes will use all reasonable efforts to, as soon as practicable and in any event on or before October 16, 1995, convene the Geddes Meeting for the purpose of approving the Arrangement in accordance with the Interim Order;

           (ii) Geddes will cause a list of Geddes shareholders as of the record date for the Geddes Meeting, in a form suitable for soliciting of Geddes shareholders and prepared by the transfer agent of Geddes, to be delivered to Royal Oak no later than the second Business Day after such record date, and

           (iii) Geddes will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five which is within its control to be complied with, provided that nothing in this Agreement will obligate Geddes to make any recommendation to its shareholders except as expressly authorized by the Geddes board of directors or to engage proxy solicitors to solicit proxies in favour of the Arrangement;

     (e) subject to compliance by Royal Oak with clause 4.01(d), Geddes will ensure that the Proxy Circular, insofar as it contains disclosure with respect to Geddes and the Arrangement, complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides Geddes shareholders to which such circular is sent with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them.

     Section 4.05  Mutual Covenants of Royal Oak, El Condor, St. Philips and
Geddes: Each of Royal Oak, El Condor, St. Philips and Geddes covenants in favour of the others that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) Each of Royal Oak, El Condor, St. Philips and Geddes will use all reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Arrangement, including using all reasonable efforts to:

           (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

           (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any Canadian or foreign law or regulation; and

           (iii) effect all necessary registrations and filing and submissions of information requested by governmental authorizations required to be effected by it in connection with the Arrangement;

           and each of Royal Oak, El Condor, St. Philips and Geddes will use all reasonable efforts to cooperate with the others in connection with the performance by the others of their obligations under this Agreement including, without limitation, the preparation and mailing of the Proxy Circular and continuing to provide reasonable access to information and to maintain ongoing communications as between representatives of Royal Oak, El Condor, St. Philips and Geddes; and

     (b) Each of Royal Oak, El Condor, St. Philips and Geddes will as soon as reasonably practicable notify the others of any actual, imminent or incipient material adverse change referred to in clause 3.01(g) in the case of Royal Oak, clause 3.02(g) in the case of El Condor, clause 3.03(g) in the case of St. Philips and clause 3.04(g) in the case of Geddes.


                                  ARTICLE FIVE

                                   CONDITIONS

     Section 5.01 Mutual Conditions Precedent: The respective obligations of Royal Oak, El Condor, St. Philips and Geddes to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

     (a) El Condor and St. Philips shall have been continued under the OBCA in accordance with the provisions of the OBCA;

     (b) the Arrangement, with or without amendment, shall have been approved at the Meetings in accordance with the Interim Order and the Arrangement shall have otherwise been approved and adopted by the requisite majorities of the shares entitled or required to vote thereon as determined by the Court and as required pursuant to the provisions of Policy Statement 9.1 of the Ontario Securities Commission and any other applicable policies of the Canadian provincial securities administrators;

     (c) the Interim Order and Final Order shall have been obtained in form and substance satisfactory to Royal Oak, El Condor, St. Philips and Geddes;

     (d) The Toronto Stock Exchange and the American Stock Exchange shall have conditionally approved the listing thereon of the Royal Oak Common Shares to be issued pursuant to the Arrangement, subject to compliance with the usual requirements of such exchanges;

     (e) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders (including, without limitation, the consent of la Commission des valeurs mobilieres du Quebec under Section 50 of the Securities Act (Quebec)), required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

     (f) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

     (g) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto;

     (h) Royal Oak shall have acquired a 100% undivided interest in the Red Mountain property located in northwestern British Columbia; and

     (i) this Agreement shall not have been terminated under Article Six.

     The foregoing conditions are for the mutual benefit of the parties hereto and may be waived, in whole or in part, by any of them at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the performance thereof, any of the parties hereto may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to the other parties.

     Section 5.02 Royal Oak Conditions: The obligation of Royal Oak to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by each of the other parties hereto in this Agreement shall be true as of the Effective Date as if made on and as of such date and each of the other parties hereto shall have provided to Royal Oak certificates of two officers of such party certifying such accuracy on the Effective Date and Royal Oak shall have no knowledge to the contrary;

     (b) on or before the Effective Date, each of the other parties hereto shall have furnished Royal Oak with:

           (i) certified copies of the resolutions duly passed by the boards of directors of such party approving this Agreement and the completion of the transactions contemplated hereby, approving the Proxy

                 Circular and directing the submission of the Arrangement (and, in the case of El Condor and St. Philips, their continuance under the OBCA) for approval at the applicable Meeting; and

           (ii) certified copies of the resolutions duly passed at the applicable Meeting approving the Arrangement (and, in the case of El Condor and St. Philips, their continuance under the
                OBCA);

     (c) each of the other parties hereto shall have provided Royal Oak with opinions of its counsel reasonably satisfactory to Royal Oak dated the Effective Date (or such other date as the parties hereto may agree) and addressed to Royal Oak and its counsel to the effect that:

           (i) such party and, if applicable, each of its material Subsidiaries is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its property and assets and to carry on any business now conducted by it and is duly qualified to carry on business in each jurisdiction in which the nature of its business or the property or assets owned or leased by it makes such qualification necessary;

           (ii) such party has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

           (iii) all necessary proceedings, corporate, regulatory or otherwise, of such party have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein, including the Arrangement, the performance by such party of its obligations hereunder and the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto;

           (iv) the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto, the performance by such party of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not result in the breach of or violate any term or provision of the articles, by-laws or other governing documents of such party; and

           (v) this Agreement has been duly executed and delivered by such party and this Agreement and all documents delivered pursuant to the terms hereof are valid and binding obligations of such party enforceable against it in accordance with their respective terms, subject to enforce-ability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of provisions providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law.

           In giving such opinions, counsel to such party may rely, where appropriate, upon the opinions of local counsel provided that counsel to such party is of the opinion that the opinion of such local counsel is one upon which counsel to the other parties may properly rely, and, in respect of matters of fact, upon such certificates of senior officers of such party or any other appropriate persons;

     (d) each of the other parties hereto shall have complied in all material respects with its covenants herein and shall have provided to Royal Oak certificates of two officers of such party certifying that such party has complied in all material respects with its respective covenants herein and Royal Oak shall have no knowledge to the contrary;

     (e) before giving effect to the transactions contemplated by this Agreement, there shall have been no material adverse change, financial or otherwise, in the business, financial condition, operations, prospects, properties, assets or affairs, of any of the other parties hereto and its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a material adverse change thereto (other than changes attributable to general economic conditions, including changes in interest rates and fluctuations in the price of gold); and

     (f)  holders of not more than 5% of the issued and outstanding El
          Condor Common Shares, St. Philips Common Shares or Geddes Common Shares shall have exercised rights of dissent in respect of the matters to be dealt with at the Meetings and each of El Condor, St. Philips and Geddes shall have provided to Royal Oak a certificate signed by a senior officer as to the number of shareholders and the number of shares in respect of which such rights have been exercised.

     The foregoing conditions are for the benefit of Royal Oak and may be waived, in whole or in part, by Royal Oak in writing at any time. If any of the said conditions precedent shall not be complied with or waived by Royal Oak on or before the date required for their performance then Royal Oak may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to the other parties hereto.

     Section 5.03 El Condor Conditions: The obligation of El Condor to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by each of the other parties hereto in this Agreement shall be true as of the Effective Date as if made on and as of such date and each of the other parties hereto shall have provided to El Condor certificates of two officers of such party certifying such accuracy on the Effective Date and El Condor shall have no knowledge to the contrary;

     (b) on or before the Effective Date, each of the other parties hereto shall have furnished El Condor with:

           (i) certified copies of the resolutions duly passed by the boards of directors of such party approving this Agreement and the completion of the transactions contemplated hereby and, in the case of St. Philips and Geddes, approving the Proxy Circular and directing the submission of the Arrangement (and, in the case of St. Philips, its continuance under the OBCA) for approval at the applicable Meeting; and

           (ii) certified copies of the resolutions duly passed at the St. Philips and Geddes Meetings approving the Arrangement (and, in the case of St. Philips, its continuance under the OBCA);

     (c) each of the other parties hereto shall have provided El Condor with opinions of its counsel reasonably satisfactory to El Condor dated the Effective Date (or such other date as the parties hereto may agree) and addressed to El Condor and its counsel to the effect that:

           (i) such party and, if applicable, each of its material Subsidiaries is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its property and assets and to carry on any business now conducted by it and is duly qualified to carry on business in each jurisdiction in which the nature of its business or the property or assets owned or leased by it makes such qualification necessary;

           (ii) such party has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

           (iii) all necessary proceedings, corporate, regulatory or otherwise, of such party have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein, including the Arrangement, the performance by such party of its obligations hereunder and the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto;

           (iv) the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto, the performance by such party of its obligations hereunder and thereunder and the consummation of the transactions contem-plated herein and therein will not result in the breach of or violate any term or provision of the articles, by-laws or other governing documents of such party; and

           (v) this Agreement has been duly executed and delivered by such party and this Agreement and all documents delivered pursuant to the terms hereof are valid and binding obligations of such party enforceable against it in accordance with their respective terms, subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of provisions providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law.

           In giving such opinions, counsel to such party may rely, where appropriate, upon the opinions of local counsel provided that counsel to such party is of the opinion that the opinion of such local counsel is one upon which counsel to the other parties may properly rely, and, in respect of matters of fact, upon such certificates of senior officers of such party or any other appropriate persons;

     (d) each of the other parties hereto shall have complied in all material respects with its covenants herein and shall have provided to El Condor certificates of two officers of such party certifying that such party has complied in all material respects with its respective covenants herein and El Condor shall have no knowledge to the contrary; and

     (e) before giving effect to the transactions contemplated by this Agreement, there shall have been no material adverse change, financial or otherwise, in the business, financial condition, operations, prospects, properties, assets or affairs, of any of the other parties hereto and its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a material adverse change thereto (other than changes attributable to general economic conditions, including changes in interest rates and fluctuations in the price of gold).

     Section 5.04 St. Philips Conditions: The obligation of St. Philips to complete the transactions contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by each of the other parties hereto in this Agreement shall be true as of the Effective Date as if made on and as of such date and each of the other parties hereto shall have provided to St. Philips certificates of two officers of such party certifying such accuracy on the Effective Date and St. Philips shall have no knowledge to the contrary;

     (b) on or before the Effective Date, each of the other parties hereto shall have furnished St. Philips with:

          (i) certified copies of the resolutions duly passed by the boards of directors of such party approving this Agreement and the completion of the transactions contemplated hereby and, in the case of El Condor and Geddes, approving the Proxy Circular and directing the submission of the Arrangement (and, in the case of El Condor, its continuance under the OBCA) for approval at the applicable Meeting; and

          (ii) certified copies of the resolutions duly passed at the El Condor and Geddes Meetings approving the Arrangement (and, in the case of El Condor, its continuance under the OBCA);

     (c)  each of the other parties hereto shall have provided St.
          Philips with opinions of its counsel reasonably satisfactory to St. Philips dated the Effective Date (or such other date as the parties hereto may agree) and addressed to St. Philips and its counsel to the effect that:

          (i) such party and each of its material Subsidiaries is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its property and assets and to carry on any business now conducted by it and is duly qualified to carry on business in each jurisdiction in which the nature of its business or the property or assets owned or leased by it makes such qualification necessary;

          (ii) such party has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (iii) all necessary proceedings, corporate, regulatory or otherwise, of such party have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein, including the Arrangement, the performance by such party of its obligations hereunder and the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto;

          (iv) the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto, the performance by such party of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not result in the breach of or violate any term or provision of the articles, by-laws or other governing documents of such party; and

          (v) this Agreement has been duly executed and delivered by such party and this Agreement and all documents delivered pursuant to the terms hereof are valid and binding obligations of such party
               enforceable against it in accordance with their respective terms, subject to enforceability, being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of provisions providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law.

          In giving such opinions, counsel to such party may rely, where appropriate, upon the opinions of local counsel provided that counsel to such party is of the opinion that the opinion of such local counsel is one upon which counsel to the other parties may properly rely, and, in respect of matters of fact, upon such certificates of senior officers of such party or any other appropriate persons;

     (d) each of the other parties hereto shall have complied in all material respects with its covenants herein and shall have provided to St. Philips certificates of two officers of such party certifying that such party has complied in all material respects with its respective covenants herein and St. Philips shall have no knowledge to the contrary; and

     (e) before giving effect to the transactions contemplated by this Agreement, there shall have been no material adverse change, financial or otherwise, in the business, financial condition, operations, prospects, properties, assets or affairs, of any of the other parties hereto and its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a material adverse change thereto (other than changes attributable to general economic conditions, including changes in interest rates and fluctuations in the price of gold).

     Section 5.05 Geddes Conditions: The obligation of Geddes to complete the transactions contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by each of the other parties hereto in this Agreement shall be true as of the Effective Date as if made on and as of such date and each of the other parties hereto shall have provided to Geddes certificates of two officers of such party certifying such accuracy on the Effective Date and Geddes shall have no knowledge to the contrary;

     (b) on or before the Effective Date, each of the other parties hereto shall have furnished Geddes with:

           (i) certified copies of the resolutions duly passed by the boards of directors of such party approving this Agreement and the completion of the transactions contemplated hereby and, in the case of El Condor and St. Philips, approving the Proxy Circular and directing the submission of the Arrangement and their continuance under the OBCA for approval at the applicable Meeting; and

           (ii) certified copies of the resolutions duly passed at the El Condor and St. Philips Meetings approving the Arrangement and the continuance of El Condor and St. Philips under the OBCA;

     (c) each of the other parties hereto shall have provided Geddes with opinions of its counsel reasonably satisfactory to Geddes dated the Effective Date (or such other date as the parties hereto may agree) and addressed to Geddes and its counsel to the effect that:

          (i) such party and, if applicable, each of its material Subsidiaries is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its property and assets and to carry on any business now conducted by it and is duly qualified to carry on business in each jurisdiction in which the nature of its business or the property or assets owned or leased by it makes such qualification necessary;

          (ii) such party has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (iii) all necessary proceedings, corporate, regulatory or otherwise, of such party have been taken to fully, validly and effectively authorize this Agreement and the transactions contemplated herein, including the Arrangement, the performance by such party of its obligations hereunder and the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto;

           (iv) the execution and delivery by such party of this Agreement and all documents delivered pursuant hereto, the performance by such party of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein will not result in the breach of or violate any term or provision of the articles, by-laws or other governing documents of such party; and

           (v) this Agreement has been duly executed and delivered by such party and this Agreement and all documents delivered pursuant to the terms hereof are valid and binding obligations of such party enforceable against it in accordance with their respective terms, subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief) and subject to the effectiveness of provisions providing rights of indemnity or exculpating a party or persons from a liability or a duty otherwise owed which may be limited by law.

           In giving such opinions, counsel to such party may rely, where appropriate, upon the opinions of local counsel provided that counsel to such party is of the opinion that the opinion of such local counsel is one upon which counsel to the other parties may properly rely, and, in respect of matters of fact, upon such certificates of senior officers of such party or any other appropriate persons;

     (d) each of the other parties hereto shall have complied in all material respects with its covenants herein and shall have provided to Geddes certificates of two officers of such party certifying that such party has complied in all material respects with its respective covenants herein and Geddes shall have no knowledge to the contrary; and

     (e) before giving effect to the transactions contemplated by this Agreement, there shall have been no material adverse change, financial or otherwise, in the business, financial condition, operations, prospects, properties, assets or affairs, of any of the other parties hereto and its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a material adverse change thereto (other than changes attributable to general economic conditions, including changes in interest rates and fluctuations in the price of gold).

     Section 5.06 Merger of Conditions: The conditions set out in sections 5.01, 5.02, 5.03, 5.04 and 5.05 shall be conclusively deemed to have been satisfied, waived or released on the filing by El Condor, St. Philips and Geddes of articles of arrangement under subsection 183(l) of the OBCA.


                                  ARTICLE SIX

                           AMENDMENT AND TERMINATION

     Section 6.01 Amendment: This Agreement may, at any time and from time to time before and after the holding of the Meetings, but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the shareholders of the El Condor, St. Philips and Geddes. Without limiting the generality of the foregoing, any such amendment may:

     (a) change the time for the performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or

     (c) waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of the parties hereto;

provided that no such amendment shall decrease the consideration to be received by the shareholders of El Condor, St. Philips or Geddes in exchange for their shares pursuant to the Arrangement without the approval of such shareholders in the same manner as required for the approval of the Arrangement or in such other manner as may be ordered by the Court. This agreement including the Plan of the Arrangement may be amended in accordance with the Final Order but if the terms of the Final Order require any such amendment, the rights of the parties hereto under Article Five and Section 6.02 shall remain unaffected.

     Section 6.02 Termination: Notwithstanding any other rights contained herein, any party to this Agreement may terminate this Agreement at any time prior to the Effective Date, upon notice to the other parties but without further notice to, or action on the part of, its shareholders:

     (a) if, notwithstanding the best efforts of the parties hereto, the Interim Order has been refused or has been granted in form or substance not satisfactory to any party hereto, or has not been granted by September 6, 1995 or, if issued, has been set aside or modified in a manner unacceptable to any party on appeal or otherwise;

     (b) if, notwithstanding the best efforts of El Condor and St. Philips, the shareholders of such corporations do not approve the continuance under the OBCA of such corporation;

     (c) if, notwithstanding the best efforts of El Condor, St. Philips and Geddes, the shareholders of such corporations do not approve the Arrangement in accordance with the terms of the Interim Order;

     (d) if, notwithstanding the best efforts of the parties hereto, the Final Order has not been granted in form and substance satisfactory to the parties on or before November 30, 1995; or

     (e) if, notwithstanding the best efforts of the parties hereto, the Arrangement has not become effective on or before December 31, 1995.

     Section 6.03 Effect of Termination: Upon the termination of this Agreement pursuant to this Article Six, and except as otherwise specifically provided herein, no party shall have any liability or further obligation to the other parties hereunder provided that nothing herein shall in any way limit or negate the liability of any party hereto to any other party or parties hereto pursuant to any other agreement which pertains to or contemplates the Arrangement.




                                 ARTICLE SEVEN

                                    GENERAL

     Section 7.01 Notices: All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy, in each case addressed to:

     (a)  in the case of Royal Oak:

          5501 Lakeview Drive
          Kirkland, Washington
          98033

          Telecopy number:  (206) 822-3552

     (b)  in the case of El Condor:

          Suite 1020
          800 West Pender Street
          Vancouver, British Columbia
          V6C 2V6

          Telecopy number: (604) 684-8092

     (c)  in the case of St. Philips:

          Suite 1995
          650 West Georgia Street
          Vancouver, British Columbia
          V6B 4N8

          Telecopy number:  (604) 682-0904

     (d)  in the case of Geddes:

          1st Floor
          West Pender Street
          Vancouver, British Columbia
          V6G 2S3

          Telecopy number:  (206) 822-3349

or such other address or telecopier number as the parties may, from time to time, advise the other parties hereto by notice in writing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof or, in the case of notice sent by telecopy, the date of successful transmission thereof (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next Business Day).

     Section 7.02 Assignment: No party hereto may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other parties hereto.

     Section 7.03 Binding Effect: This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 7.04 Waiver: Any waiver or release of any of the provisions of this Agreement, to be effective must be in writing and executed by the party granting such waiver or release. Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 6.01 hereof.

     Section 7.05 Governing Law: This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

     Section 7.06 Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     Section 7.07 Entire Agreement: This Agreement, together with the agreements and other documents herein or therein referred to, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to the subject matter hereof save and except for greater certainty, the El Condor Lock-Up Agreement and the St. Philips Lock-Up Agreement.

     Section 7.08 Expenses: Subject to the El Condor Lock-Up Agreement and the St. Philips Lock-Up Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided that Royal Oak agrees to indemnify and save Geddes harmless of and from the fees and disbursements of its financial and legal advisors from and including July 28, 1995 to and including August 16, 1995 to a maximum of $75,000 in the event the Arrangement is not completed on or before August 14, 1996.

     The provisions of this Section 7.08 shall survive the termination of this Agreement.

     Section 7.09  Time of Essence:  Time is of the essence of this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed Agreement as of the date hereinbefore written.



        ROYAL OAK MINES INC.                 EL CONDOR RESOURCES LTD.
       /s/ Margaret K. Witte                /s/ Robert G. Hunter
   Per:  (Signed) MARGARET K. WITTE      Per: (Signed) ROBERT G. HUNTER
                      President               Chief Executive Officer

     /s/ William J.V. Sheridan   c/s    /s/ Ronald W. Thiessen  c/s
Per:  (Signed) WILLIAM J.V. SHERIDAN    Per:  (Signed) RONALD W.
                                               THIESSEN
                     Secretary                   Director

        ST. PHILIPS RESOURCES INC.           GEDDES RESOURCES LIMITED
              /s/ Jim Heras                 /s/ Margaret K. Witte
     Per:  (Signed) JIM HERAS             Per: (Signed) MARGARET K.
                    Director                            WITTE
                                                       Chairman

         /s/ Evangelos Catevatis  c/s      /s/ William J.V. Sheridan c/s
Per: (Signed) EVANGELOS CATEVATIS          Per: (Signed) WILLIAM
                                                J.V. SHERIDAN
                 Director                         Secretary

                                   EXHIBIT 1

            To the Arrangement Agreement made as of August 29, 1995
             Among Royal Oak Mines Inc., El Condor Resources Ltd.,
                           St. Philips Resources Inc.
                          and Geddes Resources Limited
                     PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

1.1 Definitions

     In this Plan, unless the context otherwise requires, defined terms shall have the following meanings:

"Arrangement" means the arrangement contemplated by this Plan;

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required by the OBCA to be sent to the Director by each of El Condor, St. Philips and Geddes after the Final Order is made;

"BCCA" means the British Columbia Company Act, R.S.B.C. 1979, c. 59, as amended;

"Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in Canada;

"Court" means the Ontario Court of Justice (General Division);

"Depositary" means The R-M Trust Company, as the registrar and transfer agent of the Royal Oak Common Shares;

"Director" means the Director appointed pursuant to section 278 of the OBCA;

"Effective Date" means the date set forth in the certificates of arrangement issued by the Director to each of El Condor, St. Philips and Geddes under the OBCA giving effect to the Arrangement;

"El Condor" means El Condor Resources Ltd., a corporation amalgamated under the BCCA;

"El Condor Common Shares" means the common shares in the capital of El Condor, as the same are constituted on the date hereof;

"El Condor Dissenting Shares" means all El Condor Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Final Order" means an order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which appeal may be applied for;

"Geddes" means Geddes Resources Limited, a corporation incorporated under the OBCA;

"Geddes Common Shares" means the common shares in the capital of Geddes as the same are constituted on the date hereof;

"Geddes Dissenting Shares" means the Geddes Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Interim Order" means an order of the Court containing declarations and directions under the OBCA with respect to the Arrangement;

"Letter of Transmittal" shall have the meaning ascribed thereto in section 4.2 hereof;

"OBCA" means the Business Corporations Act, R.S.O. 1990 c. B.16, as amended;

"Plan" means this plan, as amended or supplemented for time to time, and "hereby", "hereof", "hereunder", "herewith" and similar terms refer to this Plan and not to any particular provision of this Plan;

"Royal Oak" means Royal Oak Mines Inc., a corporation amalgamated under the OBCA;

"Royal Oak Common Shares" means the common shares in the capital of Royal Oak, as the same are constituted on the date hereof;

"St. Philips" means St. Philips Resources Inc., a corporation incorporated under the BCCA;

"St. Philips Common Shares" means the common shares in the capital of St.
     Philips, as the same are constituted on the date hereof;

"St. Philips Dissenting Shares" means all St. Philips Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Shareholders" means the registered holders of El Condor Common Shares, St.
     Philips Common Shares and Geddes Common Shares as of the Effective Date;
     and

"Subsidiary" means a subsidiary as defined in the OBCA.

1.2 Interpretation Not Affected by Headings

     The division of this agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan.

1.3 Article References

     Unless the contrary intention appears, references in this Plan to an article, section, subsection, paragraph, exhibit or schedule by number or letter or both refer to the article, section, subsection, paragraph, exhibit or schedule, respectively, bearing that designation in this Plan.

1.4 Number

     In this Plan, unless the contrary intention appears, words importing the singular include the plural and vice versa, words importing gender shall include all genders, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

1.5 Date for Any Action

     In the event that the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Currency

     Unless otherwise stated, all references in this Plan to sums of money are expressed in lawful money of Canada.


                                   ARTICLE 2

                         PURPOSE AND EFFECT OF THE PLAN

2.1 The following is only intended to be a general statement of the purpose of the Plan and is qualified in its entirety by the specific provisions of the Plan. The purpose of the Plan is to effect a reorganization and restructuring of the share capital of each of El Condor, St. Philips and Geddes in a manner that is equitable to the Shareholders, maintains the business and goodwill of El Condor, St. Philips and Geddes as going concerns and results in El Condor, St. Philips and Geddes becoming wholly-owned subsidiaries of Royal Oak.

2.2 The Plan shall be binding on all Shareholders, on El Condor, St. Philips and Geddes and on Royal Oak upon the filing of the Articles of Arrangement with the Director.

                                   ARTICLE 3

                                  ARRANGEMENT

3.1 On the Effective Date, each of the events set out below shall occur and be deemed to occur without further act or formality:

     (a) all issued and outstanding El Condor Common Shares (other than the El Condor Dissenting Shares and El Condor Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak in exchange for each such share:

           (i)  subject to section 4.7, 0.95 Royal Oak Common
                Shares (for 69.06% of each El Condor Common Share); and

     (ii) $2.00 in cash (for 30.94% of each El Condor Common Share);

     (b) all issued and outstanding St. Philips Common Shares (other than the St. Philips Dissenting Shares and St. Philips Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak $3.40 in cash in exchange for each such share;

     (c) all issued and outstanding Geddes Common Shares (other than the Geddes Dissenting Shares and Geddes Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak in exchange for each share, subject to section 4.7, 0.30 Royal Oak Common Shares;

     (d) with respect to each El Condor Common Share, St. Philips Common Share and Geddes Common Share to which clause 3.1(a), 3.1(b) or 3.1(c) applies:

           (i) the registered holder thereof shall cease to be a holder of such share and such holder's name shall be removed from the applicable register of shares as of the Effective Date; and

           (ii) Royal Oak shall be and be deemed to be the transferee of such share (free of any claims) and shall be entered in the register of such shares as the holder thereof.

                                   ARTICLE 4

                     OUTSTANDING CERTIFICATES AND PAYMENTS

4.1 After the Effective Date and subject to Article 5, certificates formerly representing El Condor Common Shares, St. Philips Common Shares and Geddes Common Shares (other than El Condor Common Shares, St. Philips Common Shares and Geddes Common Shares beneficially owned by Royal Oak) shall represent only the right to receive the consideration therefor specified in section 3.1, subject to compliance with the requirements set forth in this Article 4.

4.2 As soon as practicable after the Effective Date, Royal Oak shall forward or cause to be forwarded to each Shareholder (other than Royal Oak and those shareholders who have exercised their dissent rights), at the address of such holder as it appears in the relevant share register a letter of transmittal (the "Letter of Transmittal") containing, among other things, instructions for obtaining delivery of Royal Oak Common Shares and/or cash pursuant to this Plan. Subject to section 4.6, such Shareholders shall be entitled to receive certificates representing the Royal Oak Common Shares and/or cheques representing the cash payment specified in section 3.1 upon delivering the certificate or certificates formerly representing such holder's El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares, as the case may be, to the Depositary or as the Depositary may otherwise direct in accordance with the instructions contained in the Letter of Transmittal. Such certificate or certificates shall be accompanied by the Letter of Transmittal, duly completed, and such other documents as the Depositary may reasonably require.

4.3 Subject to Article 5, the Depositary shall register the Royal Oak Common Shares to which each Shareholder of El Condor or Geddes is entitled in the name of such Shareholder or as otherwise instructed in the Letters of Transmittal, and shall deliver such Royal Oak Common Shares as each such holder may direct in such Letter of Transmittal, as soon as practicable after receipt by the Depositary thereof.

4.4 Subject to Article 5, Royal Oak shall forward or cause to be forwarded to each Shareholder of El Condor and St. Philips as soon as practicable after receipt by the Depositary of such Shareholder's Letter of Transmittal, in accordance with the instructions of such Shareholder therein, a cheque in Canadian currency representing the cash payment required to be made to such Shareholder pursuant to section 3.1.

4.5 After the Effective Date, and subject to Article 5, the Shareholders shall not be entitled to any interest, dividend, premium or other payment on or with respect to El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares other than the Royal Oak Common Shares and/or cash which they are entitled to receive for such shares pursuant to section 3.1.

4.6 Any certificate formerly representing El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares that is not deposited with the Letters of Transmittal and other required documents as provided in section 4.2 on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature against Royal Oak, El Condor, St. Philips or Geddes and the right of the holder of such shares to receive Royal Oak Common Shares and/or cash shall be deemed to be surrendered to Royal Oak together with all dividends, distributions and any interest thereon held for such holder.

4.7 No fractional Royal Oak Common Shares will be issued. In the event that the exchange ratios referred to herein would in any case otherwise result in a Shareholder being entitled to a fractional Royal Oak Common Share, an adjustment will be made to the next highest whole number of Royal Oak Common Shares in the case of a fraction that is greater than or equal to one half, and to the next lowest whole number of Royal Oak Common Shares in the case of fractions less than one half, and a certificate for the resulting whole number of Royal Oak Common Shares will be issued.

                                   ARTICLE 5

                           SHAREHOLDER DISSENT RIGHTS

5.1 Shareholders who have given a demand for payment which remains outstanding on the Effective Date in accordance with the rights of dissent in respect of the Plan granted by the Interim Order and who:

     (a)  are ultimately entitled to be paid for the El Condor Common
          Shares, St. Philips Common Shares or Geddes Common Shares in respect of which they dissent in accordance with the provisions of such Interim Order whether by order of a Court (as defined in the OBCA) or by acceptance of an offer made pursuant to such Interim Order, shall be deemed to have transferred such shares to El Condor, St. Philips or Geddes, as the case may be, for cancellation immediately after the Effective Date; or

     (b)  are ultimately not so entitled to be paid for the El Condor
          Common Shares, St. Philips Common Shares or Geddes Common Shares in respect of which they dissent for any reason, shall be or be reinstated as shareholders of El Condor, St. Philips or Geddes, as the case maybe, but for purposes of receipt of consideration shall be treated as if they had participated in this Plan on the same basis as a non-dissenting holder of shares and such holders shall accordingly be entitled to receive Royal Oak Common Shares and/or cash as such non-dissenting holders are entitled to receive on the basis determined in accordance with Section 3.1 and shall be deemed to have transferred such shares to Royal Oak.

In no case shall Royal Oak, El Condor, St. Philips or Geddes be entitled or required to recognize Shareholders as shareholders of El Condor, St. Philips or Geddes, as the case may be, after the Effective Date.

                                   ARTICLE 6

                                   AMENDMENTS

6.1 Royal Oak, El Condor, St. Philips and Geddes may at any time and from time to time before the Effective Date, vary, amend, modify or supplement this Plan if the Court and each of Royal Oak, El Condor, St. Philips and Geddes determine that such variation, amendment, modification or supplement would not be prejudicial to the interests of Shareholders under this Plan.

                               AMENDING AGREEMENT

THIS AMENDING AGREEMENT is dated as of the 31st day of October, 1995.

BETWEEN:

           ROYAL OAK MINES INC., a corporation amalgamated pursuant to the provisions of the Business Corporation Act (Ontario)

     (hereinafter referred to as "Royal Oak")

                                                               OF THE FIRST PART

                                     -and-

           EL CONDOR RESOURCES LTD., a corporation continued pursuant to the provisions of the Business Corporations Act (Ontario)

     (hereinafter referred to as "El Condor")

                                                              OF THE SECOND PART

                                     -and-

     ST. PHILIPS RESOURCES INC., a corporation continued pursuant to the provisions of the Business Corporations Act (Ontario)

     (hereinafter referred to as "St. Philips")

                                                               OF THE THIRD PART

                                     -and-

     GEDDES RESOURCES LIMITED, a corporation incorporated pursuant to the provisions of the Business Corporations Act (Ontario)

     (hereinafter referred to as "Geddes")



                                                              OF THE FOURTH PART

     WHEREAS Royal Oak, El Condor, St. Philips and Geddes (collectively the "Participating Companies") entered into an arrangement agreement (the "Arrangement Agreement") dated as of the 29th day of August, 1995;

     AND WHEREAS the Final Order (as defined in the Arrangement Agreement) was issued on October 24, 1995;

     AND WHEREAS the Participating Companies wish to extend the time permitted under the Arrangement Agreement for the fulfilment of the conditions contained therein to the completion of the transactions contemplated thereby:

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein and in the Arrangement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Section 2.02 of the Arrangement Agreement is hereby amended by deleting the phrase "more than ten Business Days after the date of the Final Order" after the words "which shall not be" and substituting therefor "later than January 31, 1996".

2. Clause 6.02(e) of the Arrangement Agreement is hereby amended by deleting "December 31, 1995" and substituting therefor "January 31, 1996".

3. In consideration for the foregoing amendments, Royal Oak covenants and agrees with each of the other Participating Companies to complete as soon as possible bulk sampling and bulk sample milling testing on the Kemess South property owned by El Condor and St. Philips, to commence engineering on the Kemess South property by January 31, 1996, to complete any and all reclamation work, if necessary, as a result of the foregoing or any other work carried out by Royal Oak on the Kemess South property, and to expend approximately $2.5 million in connection with the foregoing activities. Royal Oak further agrees that all such expenditures made by it are for Royal Oak's own account and will not be subject to repayment by El Condor and St. Philips under any circumstances whatsoever, including the failure to complete the transactions contemplated by the Arrangement Agreement.

4. Royal Oak will conduct all work related to the Kemess South property prior to the completion of the Arrangement (as defined in the Arrangement Agreement) in a proper and workman-like manner and will indemnify El Condor and St. Philips and their respective directors, officers, employees and agents from any claims made against and liabilities incurred by any of such indemnified parties (including any liens which are registered against the Kemess South property) arising as a result of such work done by or for the account of Royal Oak. In the event the Arrangement is not completed, Royal Oak will deliver to El Condor and St. Philips all reports or other documentation pertaining to such work.
The obligation of Royal Oak to indemnify hereunder shall survive any termination of the Arrangement Agreement.

5. Royal Oak acknowledges and accepts that as a result of this Amending Agreement, El Condor and/or St. Philips may be in a position where either or both of such companies have limited or no cash or cash equivalents and Royal Oak agrees to waive compliance with any representation or condition in the Arrangement Agreement that would otherwise be in default as a result of such financial situation.

6. Royal Oak agrees to reimburse the other Participating Companies for all reasonable fees and disbursements of legal counsel incurred by them relating to the entering into of this Amending Agreement or incurred by them after December 31, 1995 and until completion of the Arrangement or termination of the Arrangement Agreement. Legal fees and disbursements incurred after December 31, 1995 shall be subject to the prior approval of Royal Oak.

7. The parties acknowledge that the principal purpose of this Amending Agreement is to extend the time provided under the Arrangement Agreement for the completion of the Arrangement and that, except as specifically provided herein, this Amending Agreement is not intended to and does not vary, alter, withdraw or affect in any manner and is without prejudice to any rights or obligations of the Participating Companies under the Arrangement Agreement.

8. This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date hereinbefore written.


      ROYAL OAK MINES INC.             EL CONDOR RESOURCES LTD.

      Per:/s/ M.K. Witte               Per: /s/
      -----------------------------    -----------------------------
                                c/s                              c/s

      Per:/s/ Ross F. Burns            Per: /s/
      -----------------------------    -----------------------------

      ST. PHILIPS RESOURCES INC.       GEDDES RESOURCES LIMITED

      Per:/s/ E. Catevatis             Per: /s/ M.K. Witte
      -----------------------------    -----------------------------
                                c/s                              c/s

      Per:                             Per: /s/
      -----------------------------    -----------------------------


                                                        Court File No:
                                                        B254/95


                            ONTARIO COURT OF JUSTICE
                               (GENERAL DIVISION)

                                COMMERCIAL LIST



                THE HONORABLE        )    Tuesday, the 24th day
                MR. JUSTICE WINKLER  )    of October, 1995.



ON BEHALF OF:

                ROYAL OAK MINES INC., EL CONDOR RESOURCES LTD.,
            ST. PHILIPS RESOURCES INC. and GEDDES RESOURCES LIMITED

                                                                      Applicants

APPLICATION UNDER Section 182 of the Business Corporations Act, R.S.O. 1990, c. B.16, as amended, in respect of a Plan of Arrangement involving Royal Oak Mines Inc., El Condor Resources Ltd., St. Philips Resources Inc. and Geddes Resources Limited.

                                    JUDGMENT

     THIS APPLICATION was heard this day in the presence of counsel for the Applicants.

     ON READING THE NOTICE OF APPLICATION AND THE EVIDENCE FILED BY THE APPLICANTS, and on hearing the submissions of counsel, and upon being advised that if made this Judgement will form the basis for an exemption from the registration and prospectus delivery requirements under the Securities Act of 1933, as amended, of the United States of America with respect to the common shares which are to be issued by Royal Oak Mines Inc. pursuant to the plan of arrangement,

     AND UPON this Court being of the opinion that the terms and conditions of the arrangement are fair and reasonable and ought therefore to be approved,

1. THIS COURT ORDERS that the Arrangement (the "Arrangement") as set forth in the Plan of Arrangement, a copy of which is annexed hereto, be and the same is hereby approved.

                                               /s/
                                               -----------------------------
                                                         Registrar

                                   EXHIBIT 1


            To the Arrangement Agreement made as of August 29, 1995

             Among Royal Oak Mines Inc., El Condor Resources Ltd.,

                           St. Philips Resources Inc.

                          and Geddes Resources Limited

                     PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

1.1 Definitions

     In this Plan, unless the context otherwise requires, defined terms shall have the following meanings:

"Arrangement" means the arrangement contemplated by this Plan;

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required by the OBCA to be sent to the Director by each of El Condor, St. Philips and Geddes after the Final Order is made;

"BCCA" means the British Columbia Company Act, R.S.B.C. 1979, c. 59, as amended;

"Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in Canada;

"Court" means the Ontario Court of Justice (General Division);

"Depositary" means The R-M Trust Company, as the registrar and transfer agent of the Royal Oak Common Shares;

"Director" means the Director appointed pursuant to Section 278 of the OBCA;

"Effective Date" means the date set forth in the certificates of arrangement issued by the Director to each of El Condor, St. Philips and Geddes under the OBCA giving effect to the Arrangement;

"El Condor" means El Condor Resources Ltd., a corporation amalgamated under the BCCA;

"El Condor Common Shares" means the common shares in the capital of El Condor, as the same are constituted on the date hereof;

"El Condor Dissenting Shares" means all El Condor Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Final Order" means an order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which appeal may be applied for;

"Geddes" means Geddes Resources Limited, a corporation incorporated under the OBCA;

"Geddes Common Shares" means the common shares in the capital of Geddes, as the same are constituted on the date hereof;

"Geddes Dissenting Shares" means the Geddes Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Interim Order" means an order of the Court containing declarations and directions under the OBCA with respect to the Arrangement;

"Letter of Transmittal" shall have the meaning ascribed thereto in section 4.2 hereof;

"OBCA" means the Business Corporations Act, R.S.O. 1990 c. B.16, as amended;

"Plan" means this plan, as amended or supplemented for time to time, and "hereby", "hereof", "hereunder", "herewith" and similar terms refer to this Plan and not to any particular provision of this Plan;

"Royal Oak" means Royal Oak Mines Inc., a corporation amalgamated under the OBCA;

"Royal Oak Common Shares" means the common shares in the capital of Royal Oak, as the same are constituted on the date hereof;

"St. Philips" means St. Philips Resources Inc., a corporation incorporated under the BCCA;

"St. Philips Common Shares" means the common shares in the capital of St. Philips, as the same are constituted on the date hereof;

"St. Philips Dissenting Shares" means all St. Philips Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(a);

"Shareholders" means the registered holders of El Condor Common Shares, St.
     Philips Common Shares and Geddes Common Shares as of the Effective Date;
     and

"Subsidiary" means a subsidiary as defined in the OBCA.

1.2 Interpretation Not Affected by Headings

     The division of this agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan.

1.3 Article References

     Unless the contrary intention appears, references in this Plan to an article, section, subsection, paragraph, exhibit or schedule by number or letter or both refer to the article, section, subsection, paragraph, exhibit or schedule, respectively, bearing that designation in this Plan.

1.4 Number

     In this Plan, unless the contrary intention appears, words importing the singular include the plural and vice versa, words importing gender shall include all genders, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

1.5 Date for Any Action

     In the event that the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Currency

     Unless otherwise stated, all references in this Plan to sums of money are expressed in lawful money of Canada.

                                   ARTICLE 2

                         PURPOSE AND EFFECT OF THE PLAN

2.1 The following is only intended to be a general statement of the purpose of the Plan and is qualified in its entirety by the specific provisions of the Plan. The purpose of the Plan is to effect a reorganization and restructuring of the share capital of each of El Condor, St. Philips and Geddes in a manner that is equitable to the Shareholders, maintains the business and goodwill of El Condor, St. Philips and Geddes as going concerns and results in El Condor, St. Philips and Geddes becoming wholly-owned subsidiaries of Royal Oak.

2.2 The Plan shall be binding on all Shareholders, on El Condor, St. Philips and Geddes and on Royal Oak upon the filing of the Articles of Arrangement with the Director.

                                   ARTICLE 3

                                  ARRANGEMENT

3.1 On the Effective Date, each of the events set out below shall occur and be deemed to occur without further act or formality:

     (a) all issued and outstanding El Condor Common Shares (other than the El Condor Dissenting Shares and El Condor Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak in exchange for each such share:

           (i)  subject to section 4.7, 0.95 Royal Oak Common
                Shares (for 69.06% of each El Condor Common Share); and

     (ii) $2.00 in cash (for 30.94% of each El Condor Common Share);

     (b) all issued and outstanding St. Philips Common Shares (other than the St. Philips Dissenting Shares and St. Philips Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak $3.40 in cash in exchange for each such share;

     (c) all issued and outstanding Geddes Common Shares (other than the Geddes Dissenting Shares and Geddes Common Shares beneficially owned by Royal Oak) shall be and be deemed to be transferred to Royal Oak (free of any claims) and the registered holders thereof shall be entitled to receive from Royal Oak in exchange for each share, subject to section 4.7, 0.30 Royal Oak Common Shares;

     (d) with respect to each El Condor Common Share, St. Philips Common Share and Geddes Common Share to which clause 3.1(a), 3.1(b) or 3.1(c) applies:

           (i) the registered holder thereof shall cease to be a holder of such share and such holder's name shall be removed from the applicable register of shares as of the Effective Date; and

           (ii) Royal Oak shall be and be deemed to be the transferee of such share (free of any claims) and shall be entered in the register of such shares as the holder thereof.

                                   ARTICLE 4

                     OUTSTANDING CERTIFICATES AND PAYMENTS

4.1 After the Effective Date and subject to Article 5, certificates formerly representing El Condor Common Shares, St. Philips Common Shares and Geddes Common Shares (other than El Condor Common Shares, St. Philips Common Shares and Geddes Common Shares beneficially owned by Royal Oak) shall represent only the right to receive the consideration therefor specified in section 3.1, subject to compliance with the requirements set forth in this Article 4.

4.2 As soon as practicable after the Effective Date, Royal Oak shall forward or cause to be forwarded to each Shareholder (other than Royal Oak and those shareholders who have exercised their dissent rights), at the address of such holder as it appears in the relevant share register a letter of transmittal (the "Letter of Transmittal") containing, among other things, instructions for obtaining delivery of Royal Oak Common Shares and/or cash pursuant to this Plan. Subject to section 4.6, such Shareholders shall be entitled to receive certificates representing the Royal Oak Common Shares and/or cheques representing the cash payment specified in section 3.1 upon delivering the certificate or certificates formerly representing such holder's El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares, as the case may be, to the Depositary or as the Depositary may otherwise direct in accordance with the instructions contained in the Letter of Transmittal. Such certificate or certificates shall be accompanied by the Letter of Transmittal, duly completed, and such other documents as the Depositary may reasonably require.

4.3 Subject to Article 5, the Depositary shall register the Royal Oak Common Shares to which each Shareholder of El Condor or Geddes is entitled in the name of such Shareholder or as otherwise instructed in the Letters of Transmittal, and shall deliver such Royal Oak Common Shares as each such holder may direct in such Letter of Transmittal, as soon as practicable after receipt by the Depositary thereof.

4.4 Subject to Article 5, Royal Oak shall forward or cause to be forwarded to each Shareholder of El Condor and St. Philips as soon as practicable after receipt by the Depositary of such Shareholder's Letter of Transmittal, in accordance with the instructions of such Shareholder therein, a cheque in Canadian currency representing the cash payment required to be made to such Shareholder pursuant to section 3.1.

4.5 After the Effective Date, and subject to Article 5, the Shareholders shall not be entitled to any interest, dividend, premium or other payment on or with respect to El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares other than the Royal Oak Common Shares and/or cash which they are entitled to receive for such shares pursuant to section 3.1.

4.6 Any certificate formerly representing El Condor Common Shares, St. Philips Common Shares or Geddes Common Shares that is not deposited with the Letters of Transmittal and other required documents as provided in section 4.2 on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature against Royal Oak, El Condor, St. Philips or Geddes and the right of the holder of such shares to receive Royal Oak Common Shares and/or cash shall be deemed to be surrendered to Royal Oak together with all dividends, distributions and any interest thereon held for such holder.

4.7 No fractional Royal Oak Common Shares will be issued. In the event that the exchange ratios referred to herein would in any case otherwise result in a Shareholder being entitled to a fractional Royal Oak Common Share, an adjustment will be made to the next highest whole number of Royal Oak Common Shares in the case of a fraction that is greater than or equal to one half, and to the next lowest whole number of Royal Oak Common Shares in the case of fractions less than one half, and a certificate for the resulting whole number of Royal Oak Common Shares will be issued.

                                   ARTICLE 5

                           SHAREHOLDER DISSENT RIGHTS

5.1 Shareholders who have given a demand for payment which remains outstanding on the Effective Date in accordance with the rights of dissent in respect of the Plan granted by the Interim Order and who:

     (a)  are ultimately entitled to be paid for the El Condor Common
          Shares, St. Philips Common Shares or Geddes Common Shares in respect of which they dissent in accordance with the provisions of such Interim Order whether by order of a Court (as defined in the OBCA) or by acceptance of an offer made pursuant to such Interim Order, shall be deemed to have transferred such shares to El Condor, St. Philips or Geddes, as the case may be, for cancellation immediately after the Effective Date; or

     (b)  are ultimately not so entitled to be paid for the El Condor
          Common Shares, St. Philips Common Shares or Geddes Common Shares in respect of which they dissent for any reason, shall be or be reinstated as shareholders of El Condor, St. Philips or Geddes, as the case maybe, but for purposes of receipt of consideration shall be treated as if they had participated in this Plan on the same basis as a non-dissenting holder of shares and such holders shall accordingly be entitled to receive Royal Oak Common Shares and/or cash as such non-dissenting holders are entitled to receive on the basis determined in accordance with Section 3.1 and shall be deemed to have transferred such shares to Royal Oak.

In no case shall Royal Oak, El Condor, St. Philips or Geddes be entitled or required to recognize Shareholders as shareholders of El Condor, St. Philips or Geddes, as the case may be, after the Effective Date.

                                   ARTICLE 6

                                   AMENDMENTS

6.1 Royal Oak, El Condor, St. Philips and Geddes may at any time and from time to time before the Effective Date, vary, amend, modify or supplement this Plan if the Court and each of Royal Oak, El Condor, St. Philips and Geddes determine that such variation, amendment, modification or supplement would not be prejudicial to the interests of Shareholders under this Plan.

     Ontario Corporation Number
     Numero de la compagnie
     en Ontario
     481860


                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION





               1.   The present name of the     Denomination sociale
                    corporation is:             actuelle de la
                                                compagnie:


                    G E D D E S  R E S O U R C E S  L I M I T E D


               2.   The name of the corpora-    Nouvelle denomination
                    tion is changed to (if      sociale de la compagnie
                    applicable):                (s'il y a lieu):

                    K E M E S S  M I N E S  I N C.


               3.   Date of incorporation/      Date de la constitution ou de
                    amalgamation:               la fusion:

                                  3 JUNE 1981
               --------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

               4.   The articles of the         Les statuts de la compagnie
                    corporation are amended     sont modifies de la facon
                    as follows:                 suivante:

               RESOLVED as a special resolution that the articles of the Corporation are hereby amended as follows:

               1.   to change the name of the Corporation to Kemess Mines Inc.

     5.   The amendment has been duly authorized     La modification a ete
          as required by Sections 168 & 170          dument autorisee
          (as applicable) of the Business            conformement a l'article
          Corporations Act.                          168 et, s'il y a lieu, a
                                                     l'article 170 de la Loi
                                                     sur les compagnies.

     6.   The resolution authorizing the             Les actionnaires ou les
          amendment was approved by the              administrateurs (le cas
          shareholders/directors (as                 echeant) de la compagnie
          applicable) of the corporation on          ont approuve la
                                                     resolution autorisant la
                                                     modification

                                12 January 1996
-----------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

These articles are signed in duplicate.              Les presents statuts sont
                                                     signes en double
                                                     exemplaire.



                                          GEDDES RESOURCES LIMITED
                                -------------------------------------------
                                            (Name of Corporation)
                                   (Denomination sociale de la compagnie)



                                By/Par: /s/       SECRETARY
                                        ------------------------------------
                                        (Signature) (Description of Office)
                                        (Signature) (Fonction)

     Ontario Corporation Number
     Numero de la compagnie en Ontario
     481860

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION



               1.   The present name of the     Denomination sociale
                    corporation is:             actuelle de la
                                                compagnie:


                    G E D D E S  R E S O U R C E S  L I M I T E D


               2.   The name of the corpora-    Nouvelle denomination
                    tion is changed to (if      sociale de la compagnie
                    applicable):                (s'il y a lieu):


               3.   Date of incorporation/      Date de la constitution ou
                    amalgamation:               de la fusion:

                                  3 JUNE 1981
---------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

               4.   The articles of the         Les statuts de la compagnie
                    corporation are amended     sont modifies de la facon
                    as follows:                 suivante:


                    "WHEREAS Geddes Resources Limited (the "Corporation") was
               incorporated under the laws of the Province of Ontario by Articles of Incorporation dated June 3, 1981;

                    AND WHEREAS the authorized capital of the Corporation is
               divided into 10,000,000 Class A Preferred Shares with a par value of $10 each and 10,000,000 Common Shares without par value;

                    NOW THEREFORE BE IT RESOLVED THAT:

               A. The Articles of Incorporation be amended by deleting all of item 7 setting forth the designations, preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the Class A

               Preferred Shares and substituting the following therefor:

       5.    The amendment has been duly authorized    La modification a ete
             as required by Sections 168 & 170         dument autorisee
             (as applicable) of the Business           conformement a l'article
             Corporations Act.                         168 et, s'il y a lieu, a
                                                       l'article 170 de la Loi
                                                       sur les compagnies.

       6.    The resolution authorizing the            Les actionnaires ou les
             amendment was approved by the             administrateurs (le cas
             shareholders/directors (as                echeant) de la compagnie
             applicable) on the corporation on         ont approuve la
                                                       resolution autorisant la
                                                       modification

                                12 JANUARY 1996
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

These articles are signed in duplicate.                Les presents status sont
                                                       signes en double
                                                       exemplaire.



                                                GEDDES RESOURCES LIMITED
                                        ----------------------------------------
                                                 (Name of Corporation)
                                         (Denomination sociale de la compagnie)



                                By/Par. /s/             SECRETARY
                                       ----------------------------------------
                                       (Signature) (Description of Office)
                                       (Signature) (Fonction)

     AND WHEREAS the Final Order (as defined in the Arrangement Agreement) was issued on October 24, 1995;

     AND WHEREAS the Participating Companies wish to extend the time permitted under the Arrangement Agreement for the fulfilment of the conditions contained therein to the completion of the transactions contemplated thereby;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein and in the Arrangement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Section 2.02 of the Arrangement Agreement is hereby amended by deleting the phrase "more than ten Business Days after the date of the Final Order" after the words "which shall not be" and substituting therefor "later than January 31, 1996".

2. Clause 6.02(e) of the Arrangement Agreement is hereby amended by deleting "December 31, 1995" and substituting therefor "January 31, 1996".

3. In consideration for the foregoing amendments, Royal Oak covenants and agrees with each of the other Participating Companies to complete as soon as possible bulk sampling and bulk sample milling testing on the Kemess South property owned by El Condor and St. Philips, to commence engineering on the Kemess South property by January 31, 1996, to complete any and all reclamation work, if necessary, as a result of the foregoing or any other work carried out by Royal Oak on the Kemess South property, and to expend approximately $2.5 million in connection with the foregoing activities. Royal Oak further agrees that all such expenditures made by it are for Royal Oak's own account and will not be subject to repayment by El Condor and St. Philips under any circumstances whatsoever, including the failure to complete the transactions contemplated by the Arrangement Agreement.

4. Royal Oak will conduct all work related to the Kemess South property prior to the completion of the Arrangement (as defined in the Arrangement Agreement) in a proper and workmanlike manner and will indemnify El Condor and St. Philips and their respective directors, officers, employees and agents from any claims made against and liabilities incurred by any of such indemnified parties (including any liens which are registered against the Kemess South property) arising as a result of such work done by or for the account of Royal Oak. In the event the Arrangement is not completed, Royal Oak will deliver to El Condor and St. Philips all reports or other documentation pertaining to such work. The obligation of Royal Oak to indemnify hereunder shall survive any termination of the Arrangement Agreement.

5. Royal Oak acknowledges and accepts that as a result of this Amending Agreement, El Condor and/or St. Philips may be in a position where either or both of such companies have limited or no cash or cash equivalents and Royal Oak agrees to waive compliance with any representation or condition in the Arrangement Agreement that would otherwise be in default as a result of such financial situation.

6. Royal Oak agrees to reimburse the other Participating Companies for all reasonable fees and disbursements of legal counsel incurred by them relating to the entering into of this Amending Agreement or incurred by them after December 31, 1995 and until completion of the Arrangement or termination of the Arrangement Agreement. Legal fees and disbursements incurred after December 31, 1995 shall be subject to the prior approval of Royal Oak.

7. The parties acknowledge that the principal purpose of this Amending Agreement is to extend the time provided under the Arrangement Agreement for the completion of the Arrangement and that, except as specifically provided herein, this Amending Agreement is not intended to and does not vary, alter, withdraw or affect in any manner and is without prejudice to any rights or obligations of the Participating Companies under the Arrangement Agreement.

8. This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date hereinbefore written.


      ROYAL OAK MINES INC.             EL CONDOR RESOURCES LTD.

      Per:/s/ M.K. Witte               Per: /s/
      --------------------------  ---  -----------------------------  ---
                                  c/s                                 c/s

      Per:/s/ Ross F. Burns            Per: /s/
      --------------------------  ---  -----------------------------  ---

      ST. PHILIPS RESOURCES INC.            GEDDES RESOURCES LIMITED

      Per:/s/                          Per: /s/ M.K. Witte
      --------------------------  ---  -----------------------------  ---
                                  c/s                                 c/s

      Per:                             Per: /s/
      --------------------------  ---  -----------------------------  ---